NAME OF TENANT: Business Bank of California                        Exhibit 10.7
                -----------------------------------
       PROJECT: Empire Towers II
                -----------------------------------

                               TABLE OF CONTENTS
                               -----------------
Article

                                                                                                     Page No.
1.   Agreement of Lease; Use of Demised Premises........................................................  1
2.   Preparation of Demised Premises for Occupancy......................................................  2
3.   Term and Commencement Date.........................................................................  3
4.   Base Rent..........................................................................................  4
5.   Rent Taxes.........................................................................................  6
6.   Services and Utilities.............................................................................  7
7.   Taxes and Operating Costs Escalation...............................................................  9
8.   Maintenance and Repairs............................................................................ 11
9.   Alterations........................................................................................ 13
10.  Damage to Tenant's Property........................................................................ 14
11.  Personal Property Taxes............................................................................ 14
12.  Workers' Compensation and Casualty Insurance; Mutual Waiver of Subrogation......................... 15
13.  Compliance with Laws and Insurance Policies........................................................ 16
14.  Hold Harmless...................................................................................... 16
15.  Liability Insurance................................................................................ 17
16.  Rules and Regulations.............................................................................. 18
17.  Landlord's Access to Demised Premises.............................................................. 18
18.  Assignment, Subletting, etc........................................................................ 19
19.  Involuntary Assignment............................................................................. 22
20.  Default by Tenant; Remedies of Landlord............................................................ 23
21.  Landlord's Right to Cure Tenant's Default.......................................................... 26
22.  No Waiver.......................................................................................... 27
23.  Waiver of Trial by Jury............................................................................ 27
24.  Litigation Expenses................................................................................ 27
25.  Quiet Enjoyment.................................................................................... 28
26.  Subordination...................................................................................... 28
27.  Damage by Fire or Other Casualty................................................................... 29
28.  Eminent domain..................................................................................... 30
29.  Adjacent Excavation; Construction (Intentionally Omitted).......................................... 31
30.  Surrender of Premises; Holding Over................................................................ 31
31.  Notices............................................................................................ 32
32.  No Representations by Landlord..................................................................... 32
33.  Recording.......................................................................................... 33
34.  Real Estate Brokers................................................................................ 33
35.  Name of Building................................................................................... 33
36.  Relocation of Demised Premises..................................................................... 33
37.  Security Deposit................................................................................... 34
38.  Miscellaneous...................................................................................... 34

                                                                                                     Page No.
                                                                                                     -------
39.  No option to Lease ................................................................................ 36
40.  Environmental Matters ............................................................................. 36
41.  Addendum .......................................................................................... 37

     This LEASE AGREEMENT is made and entered into as of the 14 day of June,
                                                             --        ----
1999 , between American Trading Real Estate Company, Inc. a Maryland
----           ------------------------------------
corporation, having an office at The Blaustein Building, Suite 1400, One North Charles Street, Baltimore, Maryland 21201, hereinafter referred to as "Landlord," and Business Bank of California, a California Corporation having an
                ---------------------------    ----------------------
office at 140 S. Arrowhead Ave., San Bernardino, CA 92408, hereinafter referred
          -----------------------------------------------
to as "Tenant."

RECITALS:

     A. Landlord is the owner of an office building hereinafter referred to as the "Building," the address of which is 4141 Inland Empire Boulevard, Ontario,
                                        --------------------------------------
California 91764, and is currently know as Empire Towers II. The site on which
----------------                           ----------------
the Building, its related improvements, and its accompanying parking are located is hereinafter referred to as the "Land." If the Building is part of a project, the project is hereinafter referred to as the "Project."

     B.   Tenant desires to lease a portion of the Building from Landlord.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, Landlord and Tenant agree as follows:

                                   ARTICLE 1

                  Agreement of Lease, Use of Demised Premises

     1.01 Landlord hereby leases to Tenant and Tenant hereby hires from
Landlord those certain Demised Premises in the Building identified or to be identified as Suite 280, hereinafter referred to as the "Demised Premises," the
                    ---
location of which is shown on the floor plan attached hereto as Exhibit "A" and by this reference made a part hereof, together with the nonexclusive right, in common with others, to the use of any common driveways, parking areas, entrance ways, lobbies, corridors, lavatories, elevators, ramps, stairs and similar access and service ways in and adjacent to the Building. The parties stipulate that the Demised Premises are deemed to contain one thousand nine hundred twelve
                                                --------------------------------
(1,912) rentable square feet (including common area factor), hereinafter
-------
referred to as the "Rentable Area of the Demised Premises." Landlord reserves from the Demised Premises space in the ceiling plenum, columns or other concealed areas for erecting, building, using and maintaining unexposed pipes, ducts, conduits, cables and wires leading to and from other parts of the Building, and reserves the right to change the arrangement and/or location of common driveways, parking areas, entrance ways, lobbies, corridors, lavatories, elevators, ramps, stairs, and similar access and service ways in or adjacent to the Building.

     1.02 The Demised Premises shall be used and occupied solely for general
                                                                     -------
office use, including banking and related banking uses and for no other purpose.
------------------------------------------------------

     1.03 Without in any way limiting the use restrictions set forth in Section
1.02 above, it is
specifically agreed that Tenant shall have no right to use the Demised Premises for any of the following purposes: lodging or overnight sleeping; food, alcohol or tobacco product sales or services; retail or wholesales or services; production, manufacture, repair or storage of goods, wares, or merchandise, except as such storage may be incidental to the use of the Demised Premises for general office use; medical, dental, chiropractic, pharmaceutical, physical therapy or rehabilitation offices or services; psychiatric, psychological or private counseling offices or services; travel agencies or services; public stenographic or typing offices or services; telemarketing, bill paying or collection services; security agencies or services; private investigation agencies or services; foreign or domestic government offices or services, embassies or consulate offices; immigration or naturalization counseling or service; banking, checking cashing or money order service; classroom instruction except for instruction to Tenant's employees; auctions; production, generation, manufacture, treatment, transportation, storage or disposal of hazardous substances (except as expressly permitted by Article 40 hereof); any use not permitted by applicable zoning or other ordinances; or any illegal activities.

ARTICLE 2

Preparation of Demised Premises for Occupancy

     2.01 Except as otherwise provided in the work letter, Landlord at its cost, shall prepare or renovate the Demised Premises for Tenant's occupancy in accordance with the work letter attached hereto as Exhibit "B" ("Work letter") and (if applicable) the space plan ("Space Plan") attached hereto as Exhibit "B-1," both of which are made a part hereof by this reference and (if applicable) the Plans and Specifications. Except for the work described in said Exhibits, Tenant shall accept the Demised Premises "As-Is," and the cost of any additional improvements or other alterations which Tenant may make (with Landlord's prior written consent in accordance with Section 9.01 of this Lease Agreement) shall be borne solely by Tenant.

     20.2 Landlord warrants to Tenant that the work performed by Landlord or Landlord's contractors pursuant to Section 2.01 hereof will be free from defects in material and workmanship Landlord's obligation under this warranty shall be limited to replacing or correcting any such defects which are discovered with one (1) year after the Commencement Date (hereinafter defined) of this Lease Agreement, provided Tenant gives Landlord written notice of such defect within said one (1) year period. This limited warranty does not apply to damages and defects resulting from abuse, intentional acts or improper maintenance, operation or use of the Demised Premises by Tenant, its officers, agents, contractors, employees or invitees. The foregoing warranty is in lieu of all other warranties, express, implied or statutory, including warranties of merchantability and fitness for purpose. In no case will Landlord be liable for special, indirect or consequential damages, including interruption of Tenant's business or use or occupancy of the Demised Premises, and there shall be no abatement of Rent (hereinafter defined) on account of any such defects in material or workmanship.

     20.3 In the event Landlord permits Tenant to enter upon the Demised prior to the Commencement Date for the purpose of moving or installing any of Tenant's furniture, equipment, fixtures, business machines or other personal property into or upon the Demised

Premises, or for any other purposes, the provisions of Article 9 (Alterations),
Article 10 (Damage to Tenant's Property), Article 12 (Casualty Insurance; Mutual Waiver of Subrogation), Article 14 (Hold Harmless) and Article 15 (Liability Insurance) of this Lease Agreement shall apply and become effective as of the date of the first entry by Tenant.

     2.04 Tenant shall cooperate in all respects with Landlord, its contractors, employees, and agents to facilitate and encourage prompt and efficient workmanship. Tenant shall not delay the work to be done by Landlord and shall in no way increase Landlord's construction costs.

                                   ARTICLE 3

                          Term and Commencement Date

     3.01 The term of this Lease Agreements is Sixty (60) months, provided,
                                               -----------------
however, that if the Commencement Date (hereinafter defined) occurs on a date other than the first day of a calendar month, the term of this Lease Agreement shall be extended by that partial month from the Commencement Date to the first day of the following calendar month.




     3.02 The commencement date of the term of this Lease Agreement, herein referred to as the "Commencement Date," shall be whichever of the following dates shall first occur: (a) the date when Tenant shall take possession of and occupy the Demised Premises for purposes other than as set forth in Section 2.03 hereof, or (b) August 15, 1999. If Landlord is unable to deliver possession of
               ---------------
the Demised Premises to tenant by August 15, 1999 because another tenant
                                  ---------------
occupying any or all of the Demised Premises shall hold over, or because the landlord has not substantially completed all work to be performed by it pursuant to Article 2 of this Lease Agreement, or for any other reason beyond Landlord's reasonable control, landlord shall have no liability to Tenant for damages but the Commencement Date shall be deferred until the date on which Landlord is able to deliver possession of the Demised Premises to Tenant. For purposes of this Section, Landlord shall be deemed to have substantially completed all work to be performed by it pursuant to Article 2 of this Lease Agreement even though there may remain to be done punch list items which will not materially interfere with Tenant's use of the Demised Premises.
Notwithstanding the foregoing, the Commencement Date shall not be deferred beyond the date on which Landlord would have been able to deliver possession of the Demised Premises to tenant but for any Tenant Delay (hereinafter defined). Immediately after the Commencement Date has been determined, Landlord and Tenant shall execute a Lease Commencement Certificate to confirm the Commencement Date.

     3.03 Tenant Delay, as usual herein, shall mean any delay or delays in the Commencement Date as a result of any one or more of the following: (i) Tenant's failure to furnish, approve or authorize any item reasonably requested by Landlord or required herein; (ii) Tenant's delay or failure in submitting to Landlord any information, authorization or approvals reasonably requested by Landlord or required herein; (iii) except as expressly allowed herein, changes in or additions to any document previously submitted and/or approved by Tenant including but not limited to space plans, work letter and plans and specifications, as applicable (notwithstanding landlord's approval of such changes); (iv) the performance or completion of any work in the Demised Premises by Tenant or any person, firm or entity employed by Tenant; (v) Tenant's request for materials, components, finishes or improvements other than Landlord's Building Standard Tenant Improvements or which are not available in a commercially reasonable time frame given Landlord's anticipated date of substantial completion; (vi) Tenant's failure to pay, when due, any amounts required to be paid by Tenant pursuant hereto; (vii) any requirement to comply with all Federal, State and local laws or regulations, including but not limited to, all codes and ordinances occasioned by Tenant's improvements other than Building Standard Tenant Improvements; (viii) Tenant's request for additional bidding or rebidding of the cost of all or a portion of the work to be done by Landlord; (ix) changes or postponements in the work to be done by landlord requested by Tenant; (x) any error in the Space Plan, Work Letter or plans and specifications, as applicable, to be utilized by Landlord caused by Tenant, or its employees or agents; and (xi) any other act or omission of tenant, its agents or employees which causes a delay as set forth herein. Landlord shall use commercially reasonable efforts to notify Tenant as soon as it determines that any Tenant Delay has occurred. Landlord's reasonable determination as to the existence of a Tenant Delay and the duration thereof shall be conclusive and binding absent manifest error. Tenant shall pay all costs and expenses incurred by Landlord that result from any Tenant Delay including, without limitation, any costs and expenses attributable to increase in the cost of labor and materials within thirty (30) days after receipt of an invoice for same. If Building Standard Tenant Improvements are not defined in the Work letter )or defined only as to specific items), Building Standard Tenant Improvements shall be defined as those types and quantities of materials and/or equipment that are typically and currently being utilized by Landlord in the Building.

                                   ARTICLE 4

                                   Base Rent


     4.01 The base rent ("Base Rent") for the Demised Premises over the term hereof shall be two hundred thousand seven hundred sixty and 00 /100 Dollars
                -------------------------------------------- --
( $200,760.00 ) plus any additional Rent which may be due based on any partial
   ----------
month extension of this Lease Agreement as set forth in Section 3.01 hereof. Said Base Rent shall be payable without demand in monthly installments ("Monthly Base Rent") in advance on the first day of each calendar month during the term of this Lease Agreement in accordance with the following schedule:







Lease          Annual Rent                                            Monthly

________________________________________________________________________________

Period                   Per Sq. Ft                         Period Rent              Base Rent
------                   ----------                         -----------              ---------
First twelve
      --------
(   12   ) months       $     19.80                        $  37,857.60            $  3,154.80
 --------

Next twelve
     --------
(   12   ) months       $     20.40                        $  39,004.80            $  3,250.40
 --------

Next twelve
     --------
(   12   ) months       $     21.00                        $  40,152.00            $  3,346.00
 --------

Next twelve
     --------
(   12   ) months       $     21.60                        $  41,299.20            $  3,441.60
 --------

Next twelve
     --------
(   12   ) months       $     22.20                        $  42,446.40            $  3,537.20
 --------

Next N/A
     --------
(________) months       $                                  $                       $

                        Total Base Rent                    $ 200,760.00
                                                             ----------


For purposes of applying the rent schedule set forth above, if the Commencement Date occurs on a day other than the first of a calendar month, then the Monthly Base Rent for the month during which the Commencement date occurs and for each month during which a Monthly base Rent change occurs shall be prorated on the basis of the actual number of days in said month. In the event that the term hereof expires or terminates on a day other than the last day of a calendar month, then the Monthly Base Rent for the month during which said expiration occurs shall be prorated on the basis of the actual number of days in said month. Notwithstanding the foregoing, the first installment of Monthly Base Rent payable hereunder shall be paid to Landlord at the time of execution of this Lease Agreement.

     4.02 In addition to Monthly Base Rent, Tenant shall pay to Landlord, as additional rent, all other sums of money as shall become due from Tenant under this Lease Agreement. Said Base Rent, Monthly Base Rent and additional rent are herein sometimes referred to individually or collectively as the "Rent." Rent shall be payable without any setoff or deduction whatsoever, in lawful money of the united States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, at 3633 Inland Empire Blvd., #920,
                                               -------------------------------
Ontario Ca 91764, or such other address or by such other means as Landlord may
----------------
from time to time hereafter designate in writing. If any instalment of Monthly Base Rent or any additional Rent required to be paid by Tenant to Landlord hereunder is not paid within ten (10) days after the same becomes due and payable, Landlord shall have the right to require all future payments of Rent from Tenant to be in the form of certified funds or cash, and Landlord may charge Tenant interest on such unpaid Rent at the rate of eighteen percent (18%) per annum or the maximum

________________________________________________________________________________
contract rate of interest legally permitted to be charged Tenant, whichever is the lesser rate, from the date such Rent becomes due and payable to the date of payment thereof by Tenant. Such interest shall be deemed additional Rent payable hereunder. Acceptance of any Rent after it becomes due and payable shall not constitute a waiver of Landlord's right to charge Tenant interest thereon, and neither the notification of Tenant that Landlord intends to charge interest on late Rent nor the acceptance of any late Rent or any interest thereon shall constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

     4.03 The date Landlord receives Rent form Tenant shall at all times be the date utilized by Landlord for purposes of determining the timeliness of Tenant's payment. However, in the event Landlord requests payment by Tenant of rent to a "lockbox" or other depository in which checks are chased or deposited by a person or entity other than Landlord (Notwithstanding the fact that such person or entity may have landlord's authority) ("Landlord's Agent"), receipt of Rent by Landlord's Agent shall continue to be utilized by Landlord for purposes of determining the timeliness of the payment, but Landlord shall not be deemed to have accepted such funds until ten (10) day days following Landlord's Agent's receipt of said Rent (to allow time for Landlord's Agent to inform Landlord that it has received said Rent). In addition, within the above stated ten (10) day period, Landlord shall have the right to refund said Rent to Tenant (by either returning Tenant's check or issuing a refund check ) and such refund by Landlord (expressly including Landlord's good faith attempt to refund) shall be deemed to be conclusive evidence that Landlord did not accept same.

     4.04 The Base Rent and the Monthly Base Rent provided for in Section 4.01 hereof shall be subject to a cost of living adjustment ("Adjustment") on the first and such succeeding anniversary of the Commencement Date, or, if the Commencement Date is not the first day of a calendar month, then the first and each succeeding anniversary of the first day of the calendar month in which the Commencement Date occurred (the "Adjustment Date"). The Adjustment shall be based on the percentage increase, if any, of the Consumer Price Index ("CPI," hereinafter defined), as follows:

     If the CPI published for the third (3rd) month prior to the Adjustment Date (the "Extension Index" or "EI") has increased over the CPI published for the third (3rd) month prior to the Commencement Date (the "Beginning Index" or "BI"), the Monthly Base Rent payable during the ensuing year (the "Adjusted Monthly Base Rent" or "AMBR") and until the next Adjustment shall be computed by adding to the Monthly Base Rent set forth in Section 4.01 hereof ("MBR") the product obtained by multiplying said Monthly Base Rent by the Percentage by which the Extension Index has increased over the Beginning index, as illustrated by the following formula:


                                                (EI - BI)
                      AMBR = MBR + MBR           _______

                                                    BI

________________________________________________________________________________

     In making such calculations, no effect shall be given to existing rent concessions or abatements (if any). CPI shall mean the Consumer Price Index for All Urban Consumers (CPI-U) published by the Bureau of Labor Statistics of the United States Department of Labor, for the U.S. City Average, All Items (1982-84=100). If a CPI is not published for the third (3/rd/) month prior to the Commencement Date and/or the Adjustment Date, the CPI for the next preceding month for which a CPI is published shall be used to determine the Extension Index and/or Beginning Index, respectively. If the CPI is discontinued or revised during the term of this Lease Agreement, Landlord shall designate a successor index and make such adjustments thereto as it considers appropriate in order to obtain substantially the same result as would be obtained if the CPI had not been discontinued or revised.

Notwithstanding anything above to the contrary, in no event shall the Monthly Base Rent payable by Tenant at any time during the term of this Lease Agreement to be decreased as a result of the Adjustment provided for in this Section.

                                   ARTICLE 5

                                  Rent Taxes


     5.01 If applicable, Tenant shall assume and pay to landlord at the time of paying any Rent due hereunder, any excise, sales, gross receipts or other taxes (other than a net income or account of the letting, which Landlord may be required to pay or collect under any law now in effect or hereafter enacted. If it is not lawful for Tenant to reimburse Landlord, the rent payable to Landlord under this lease will be revised to yield to Landlord the same net rental after the imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax. Amounts collected by landlord from Tenant for such excise, sales, gross receipts or other taxes shall not be included in Taxes (hereinafter defined) for purposes of calculating escalation pursuant to Article 7 hereof.

                                   ARTICLE 6

                            Services and Utilities

     6.01 Landlord shall cause the Demised Premises to be kept clean in accordance with "Cleaning Specifications" set forth in Exhibit "C" attached hereto and by this reference made a part hereof.

     6.02 (a) Landlord shall furnish to the Demised Premises, during usual business hours on a year-round basis, reasonable air conditioning, heating and ventilation. For the purposes hereof, "usual business hours" shall mean between the hours of 8:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m to 1:00
             -------------------------------------------------------------------
p.m. on Saturday   , except legal holidays.
-------------------

          (b) If, because Tenant requires additional air conditioning for business machines, meeting rooms or other special purposes, or because of occupancy or electrical loads in excess of the Building standard, Landlord is required to install new or additional air conditioning equipment, including, without limitation, additional air conditioning units, chillers, condensers, compressors, ducts and piping, it will be installed and maintained by landlord at Tenant's sole cost and expense, and then only if, in landlord's reasonable judgment, the same will not cause damage or injury in the Building or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense, or interfere with or disturb other tenants; and Landlord may increase conditioning equipment. Landlord shall have the right, at Landlord's option: (i) to install and maintain an additional meter (s) at Tenant's expense to sub-meter the electricity consumed by such new or additional air conditioning equipment; (ii) to install and maintain an additional meter (s) at Tenant's expense to enable the utility furnishing electricity to the Building to bill tenant directly for such consumption; or (iii) to determine such consumption on the basis of a survey and analysis performed by Landlord's engineer.

     6.03 Landlord shall furnish the electrical energy necessary for general illumination of the Demised Premises by the Building Standard overhead fluorescent lighting fixtures, and for the operation of 120 volt office machines and equipment generally found in a typical business office. In the event that Tenant (either prior to initial occupancy or at any time thereafter) installs or arranges for the installation of additional electrical fixtures beyond the Building Standard, or operates any electrical equipment, the aggregate load of which exceeds the Building Standard, which is two (2)watts per rentable square foot for overhead lighting and two and one half (2-1/2) watts per rentable square foot for the 120 volt convenience outlets, Landlord agrees, upon written request from Tenant, to install the necessary additional wiring and other electrical equipment and controls provided such installation will not, in Landlord's judgement, cause damage or injury to the Building or create a dangerous or hazardous condition, or entail excessive or unreasonable alteration, repairs or expense, or interfere with or disturb other tenants. Tenant shall reimburse Landlord for the cost of such installation as additional Rent, which shall be paid by Tenant within thirty (30) days after receipt of landlord's invoice therefor. In addition, Landlord may charge Tenant for the actual costs incurred by it in furnishing such additional electrical energy, which such charges shall be deemed Additional Rent and paid by Tenant within thirty (30) days of receipt of reach of Landlord's invoices therefor. Landlord shall have the right, at Landlord's option: (i) to install and maintain an additional meter (s) at Tenant's expense to sub-meter such additional electrical energy; (ii) to install and maintain an additional meter (s) at Tenant's expense to enable the utility furnishing electricity to the Building to bill tenant directly for such consumption; or (iii) to determine such consumption on the basis of a survey and analysis performed by Landlord's engineer.

     6.04 Landlord shall supply water for the Building's common lavatory facilities and for any plumbing fixtures existing in the Demised Premiss on the Commencement Date. If Tenant requires water for any additional purpose, Landlord may charge Tenant for the actual costs of supplying such additional water, which such charges shall be deemed Additional Rent and paid by Tenant within thirty
(30) days of receipt of each of Landlord's invoices therefor. All piping and other equipment and facilities required for supplying such additional water will be installed and maintained by Landlord at Tenant's sole cost and expense. Landlord shall have the right, at Landlord's option: (i) to install and maintain an additional meter (s) at Tenant's expense to sub-meter such additional water usage; (ii) to install and maintain an additional meter (s) at Tenant's expense to enable the utility furnishing water to the building to bill Tenant directly for such consumption; or (iii) to determine such consumption on the basis of a survey and analysis performed by Landlord's engineer.

     6.05 Landlord reserves the right to stop services on the air conditioning, heating, ventilating, elevator (if applicable), plumbing and electrical systems when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements, or any other cause whatsoever beyond the reasonable control of Landlord. Landlord shall have no liability because of such interruptions to such services, and there shall be no abatement of Rent by reason thereof, except as otherwise expressly provided for in Section 6.07 hereof. However, Landlord agrees to use diligence to complete all such repairs, alterations, replacements or improvements with reasonable promptness.

     6.06 If, by reason of a strike, labor trouble, act of God or other cause beyond Landlord's reasonable control, including, but not limited to, governmental preemption in connection with a national emergency , and rule, order or regulation of any governmental agency or public utility, or conditions of supply and demand which are affected by war (whether or not declared by Congress) or other emergency, Landlord shall be unable to fulfill its obligations under this Lease Agreement or shall be unable to supply any service which Landlord is obligated to supply hereunder, this Lease Agreement and Tenant's Obligation to pay rent hereunder shall in no way be affected, impaired for excused, except as otherwise expressly provided for in Section 6.07 hereof.

     6.07 In the event that the Demised Premises or any part thereof are rendered unusable for the purposes leased because any one or more of the utilities or services which Landlord is obligated to provide to the Demises Premises under this Lease Agreement are stopped or interrupted for any reason and the restoration of such utilities or services is within the reasonable control of Landlord, if such stoppage or interruption continues for a period of ten (10) consecutive business days after written notice from Tenant to landlord, and provided Tenant does not occupy the Demised Premises during such period, the Rent shall be ratably abated (based on the square footage of the portion of the Demised Premises rendered unusable) from the beginning of such stoppage or interruption to the earlier of the date on which such utilities or services are restored or the date Tenant reoccupies the Demised Premises for the conduct of its business therein. As used herein,"interrupted" shall mean that such utilities or services are provided in such a noncontinuous manner that it is unreasonable to expect that Tenant can use the Demised Premises for he purposes leased.

     6.08 Landlord, in its sole discretion, shall determine which utility companies shall provide services to the Building. Notwithstanding the foregoing, if permitted by law, landlord shall have the right at any time and from time to time during the lease term to either contract for service from a different company or companies providing utility service (each such company shall hereinafter be referred to as "Landlord's Alternate Service Provider")

     Unless caused by the gross negligence or intentional misconduct of Landlord, Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of any utility furnished to the Demised Premises, or if the quantity or character of the utility supplied by any utility service provider or any alternate service provider is no longer available or suitable for Tenant's requirements, and no such changes, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitled Tenant to any abatement otherwise expressly set forth in Section 6.07 hereof.

                                   ARTICLE 7

                     Taxes and Operating Costs Escalation

     7.01 "Taxes" shall mean (a) all real and personal property taxes, assessments (including, without limitation, assessments for public works, improvements or benefits, whether or not begun or completed prior to the commencement of the term of this Lease Agreement and whether or not completed within said term) and other governmental charges or levies of every kind, character and description whatsoever, which at any time have been or may be assessed, levied or imposed by any governmental authority upon or in respect of or which may become a lien on the Building or the Land, or upon any property of Landlord, real or personal, located in the Building or the Land; (b) any taxes which may be assessed, levied or imposed by any governmental authority in addition to or in lieu of all or any part of such real or personal property taxes, assessments, charges or levies; (c) all business, license, use or other taxes which may be assessed, levied or imposed upon the Land, the Building or the personal property of Landlord on account of the Leasing or use of the Land or Building ; and (d) all charges made by state or local governments for any services performed on or for the Land or the Building which are not included in "Operating costs" under this Article. If the Land (together with the Building and all other improvement located thereon) are not separately assessed, Taxes shall mean an equitable proportion of the foregoing items for all the land and improvements included within the tax parcel assessed, such proportion to be determined by landlord on the basis of such information as may be reasonably available. Taxes shall not include municipal, county, state or federal income or franchise taxes of Landlord.

     7.02 "Base Taxes" shall mean Taxes for Calendar year two thousand  (2000).
                                                          --------------------

     7.03 If Taxes for any calendar year during the term of this Lease Agreement are higher than Base Taxes, Tenant shall pay to Landlord as additional Rent two and 7369/10000 percent ( 2.7369 %) of the amount by which Taxes for such calendar year exceed Base Taxes ("Tenant's Share of Taxes")

     7.04 landlord's estimate of Tenant's Share of Taxes for the calendar year
in which the Commencement Date occurs is  zero                    and 00/100
                                         ------------------------     --
Dollars ($ 0.00 ) per square foot of the Rentable Area of the Demised Premises
          --------
per annum. On the first day of each calendar month during the calendar year in which the Commencement Date occurs, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of such estimated share. Prior to the beginning of each calendar year after such initial calendar year, Landlord shall advise Tenant of Landlord's estimate of Tenant's Share of Taxes for the following calendar year. On the first day of each calendar month during such calendar year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of such estimated share.

     7.05 (a) "Operating Costs" shall mean the aggregate of all costs actually paid or incurred by Landlord in the operation of the Building or the Land (including, but not limited to, all leased, common, public, parking and Landlord's areas), including, but not limited to : the repair and maintenance of air conditioning equipment, heating equipment, plumbing equipment, life safety support systems, energy management systems, elevators, any other equipment, and wall, floor and window coverings; janitorial services (including rubbish removal); pest control; interior and exterior cleaning costs; supplies; fire and other casualty insurance; liability and property damage insurance; water, sewer, gas, electric energy and steam; reasonable management, legal, accounting and engineering fees; costs of building alteration, modifications or equipment which are required by governmental or regulatory authorities or which are made primarily for the purpose of reducing Operating Costs, which such costs, including interest cost, shall be amortized over the reasonable life of the item, which shall in no event extend beyond the remaining life of the Building; all compensation and related costs (including overtime, holiday and premium pay) actually paid or incurred to persons engaged in the general operation and management of the Building and the Land, including the cost of social security, unemployment and other payroll taxes, worker's compensation insurance, and employee benefits such as, but not limited to, vacations, pensions, group insurance and other fringe benefits; and (except to the extent included in Taxes), all costs, charges, expenses, dues or assessments imposed on the Land or Building pursuant to any declarations, covenants, conditions, easements or restrictions recorded among the land records of the jurisdiction where the Building and Land are located. If any such costs are applicable to both the Building or the Land and other portions of the Project, Operation Costs shall include an equitable proportion of such costs, such proportion to be determined by Landlord on the basis of such information as may be reasonably available. Notwithstanding anything herein to the contrary, it is understood and agreed that Operating Costs shall include both costs directly incurred and costs incurred under outside contracts and that the preceding paragraph is for definitional purposes only and shall not impose any obligation upon Landlord to incur such expenses or provide such services.

     (b) If the average occupancy of the Building is less than ninety percent (90%) of the rentable area of the building during any calendar year, including the base calendar year specified in Section 7.06 hereof (if a calendar year is specified for determining Base Operating Costs), Landlord shall "gross up" the Operating Costs for that year to the amount that, in Landlord's reasonable good faith judgement, would have been incurred had the average occupancy of the Building been ninety percent (90%) of the rentable area of the Building during that calendar year.

     7.06 "Base Operating Costs" shall mean Operating costs for calendar year two thousand (2000).
-------------------

     7.07 If Operating Costs for any calendar year during the term of this Lease Agreement are higher than Base Operating costs, Tenant shall pay to Landlord as additional Rent two and 7369/10000 percent ( 2.7369 %) of the amount by which
                --------------------------------------
Operating Costs for such calendar year exceed Base Operating Costs ("Tenant's Share of Operating Costs")

     7.08 Landlord's estimate of Tenant's Share of Operating Costs for the
calendar year in which the commencement Date occurs is   zero        and 00/100
                                                      ---------------    ------
Dollars ($ 0.00 ) per square foot of the Rentable Area of the Demised Premises
        ---------
per annum. On the first day of each calendar month during the calendar year in which the Commencement Date occurs, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of such estimated share. Prior to the beginning of each calendar year after such initial calendar year, Landlord shall advise Tenant of Landlord's estimate of Tenant's Share of Operating Costs for the following calendar year. On the first day of each calendar month during such calendar year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of such estimated share.

     7.09 Within one hundred twenty (120) days after the end of every calendar year during the term of this Lease Agreement, Landlord shall determine any additional Rent payable by Tenant pursuant to this Article 7 for that calendar year, in excess of the monthly payments made by Tenant pursuant to this Article 7, and such additional Rent shall be payable by Tenant within thirty (30) days after receipt from Landlord of a statement of such excess amount due. Within one hundred twenty (120) days after the end of every calendar year during the term of this Lease Agreement, Landlord shall determine any excess of the monthly payments made by Tenant pursuant to this Article 7 over the amount of additional Rent payable by Tenant pursuant to the provisions of this Article 7 for that calendar year and such additional Rent shall, after determination of such excess by Landlord, be credited against the installments of Rent next becoming payable under this Lease Agreement, or, in the event that such determination is made after the expiration or other termination of this Lease Agreement, shall be paid to Tenant within thirty (30) days after such determination.

     7.10 Any additional Rent called for by this Article which is applicable to a period of less than a full calendar year shall be prorated on the basis of a 365-day year.

     7.11 Nothing contained in this Article shall be interpreted at any time to reduce the Monthly Base Rent payable under this Lease Agreement below the amount specified in Article 4 hereof.

     7.12 Tenant's obligation to pay any and all additional Rent under this Article and Landlord's and Tenant's obligations to make any adjustments referred to in this Article shall survive the expiration or termination of this Lease Agreement.

                                   ARTICLE 8

                            Maintenance and Repairs

     8.01 Except for those repairs, restorations and replacements which Tenant is required to make pursuant to Section 8.03 hereof, Landlord shall maintain, repair and replace, as necessary, and keep in good order and condition, as applicable: (a) the heating, ventilating and air conditioning systems serving the Demised Premises and the common areas in the Building; (b) the plumbing, sprinkler and electrical lines and systems serving the Demised Premises and the common areas in the Building, (c) the interior and exterior structure of the Building, including the roof, exterior walls, load-bearing walls, support beams, foundation, columns and exterior doors and windows; and
(d) the common areas located within or adjacent to the Building, including any common driveways, parking areas, entrance ways, lobbies, corridors, lavatories, elevators, ramps, stairs and similar access and service ways. Except for the foregoing, Landlord shall have no obligation whatsoever to make any repairs to the Demised Premises or the Building, and if the Demised Premises are located in the State of California, this Section 8.01 shall constitute "an Agreement to the Contrary" between the parties hereto for the purposes of Section 1941 of the Civil Code of California.

     8.02 Landlord, as its cost and expense, shall maintain, repair and replace, as necessary, and keep in good order and condition, the building standard lighting fixtures within the Demised Premises and the common areas, including ballasts, lamps and bulbs.

     8.03 Tenant shall use the Demised Premises and the Building and the fixtures, appurtenances and equipment, other than ordinary wear and tear, caused by or resulting from Tenant's use, alterations, improvements, or occupation thereof or caused by or resulting from the negligence or improper conduct of Tenant; it officers, agents, employees or invitees, shall be promptly repaired, restored or replaced by Tenant at no cost to Landlord. All damage or injury to the Building or the Land (including landscaping), or to its fixtures, appurtenances and equipment, other than ordinary wear and tear, caused by or resulting from Tenant's use, alterations, improvements, or occupation thereof or caused by or resulting from the negligence or improper conduct of Tenant, its officers, agents or employees, shall be promptly repaired, restored or replaced by Tenant at no cost to Landlord Tenant shall, at its sole cost and expense, maintain, repair, replace, and keep in good order and condition any additions, improvements or other alterations installed by Tenant. All the aforesaid repairs, restorations and replacements shall be in a qualify and class equal to the original work or installations and to the reasonable satisfaction of Landlord. If Tenant fails to make such repairs, restorations or replacements within thirty (30) days after Landlord notifies Tenant in writing to make them, the same may be made by Landlord at the expense of Tenant, and such expense shall be collectible as additional Rent which shall be paid by Tenant within thirty (30) days after receipt of Landlord's invoice therefor. Tenant's undertaking of the duty to make the aforesaid repairs, restorations and replacements and to pay for all such repairs, restorations and replacements made by Landlord is part of the consideration to landlord for the rental of the Demised Premises to Tenant. If the Demised Premises are located in the State of California, the aforesaid consideration shall be deemed to be in accordance with the parties' right to agree with respect thereto under Section 1942.1 of the Civil code of California and Tenant hereby waives any and all rights contained in Sections 1941 and 9142 of the Civil Code of California to the extent that any provisions of such Sections are contrary to the agreements, covenants, terms and provisions contained herein.

     8.04 Tenant shall not place a load upon any floor of the Demised Premises that exceeds the lesser of (a) a combined dead and live load of one hundred
                                                                ------------
(100) pounds per square foot (including partitioning loading) or (b) the maximum
-----
floor load per square foot allowed by law. Business machines and mechanical equipment shall be placed and maintained by Tenant at

Tenant's expense, in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise an annoyance.

     8.05 There shall be no allowance to tenant for any diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs in or to the Building or the Demised Premises, or in or to the fixtures, appurtenances or equipment thereof.



                                   ARTICLE 9

                                  Alterations


     9.01 Tenant shall not make any removals, additions, improvements or other alterations in or to the Demised Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any such approved alterations shall be done at Tenant's sole cost and expense, in accordance with the applicable laws, ordinances, orders, rules and regulations of any public authority having jurisdiction over the Building, at such times and in such manner as Landlord in writing, or (b) directly by Landlord with its own employees or through contractors retained by landlord, in which event Tenant shall reimburse Landlord for all costs and expenses incurred in performing such work is done by contractors retained by Tenant or directly by Landlord with its own employees or through contractors retained by Landlord, Tenant shall pay to Landlord, within thirty (30) days after receipt of Landlord's invoice therefor, such amount as Landlord reasonably determines to be appropriate as compensation for its supervision of the work, which will be a minimum of two hundred and no/100 dollars ($200.00) and a maximum of six percent (6%) of the cost of the work. Tenant shall give Landlord not less than ten (10) days' prior written notice of the commencement of any such work by Tenant's contractors. Tenant shall require its (i) contractors, architects, and engineers to carry liability insurance coverage, and (ii) its architects and engineers to carry errors and omissions coverage, each in an amount designated by Landlord and to furnish a certificate naming Landlord as an additional insured, and evidencing such coverage to Landlord prior to the commencement of any work. Landlord's consent to alterations which Tenant may wish to make in or to the Demised Premises shall not be construed to mean that Landlord believes that such alterations comply with all applicable laws, ordinances, orders, rules, and regulations of any public authority, as herein above required of Tenant.

     9.02 Any mechanic's lien filed against the Demised Premises, the Building or the Land for work done or materials or equipment furnished to or contracted for by Tenant shall be discharged or bonded by Tenant, at Tenant's expense, within thirty (30) days after the date it is filed or the date Tenant is notified of such filing, whichever is later. If Tenant fails to so discharge or bond any such lien, Landlord may do so at Tenant's expense, and the amount expended by Landlord in so doing, together with all expenses, including attorneys' fees, incurred by Landlord in connection therewith, shall be collectible as additional Rent and shall be paid by Tenant within thirty (30) days after receipt of Landlord's invoice therefor.

     9.03 All additions, improvements or other alterations which Tenant may make to the Demised Premises shall remain upon and be surrendered with the Demise Premises at the expiration or termination of this Lease Agreement. However, if Tenant shall make any such alterations in or to the Demised Premises without landlord's written consent, or if Landlord when granting such consent reserves the right to require Tenant to remove such alterations and restore the Demised Premises at the expiration or termination of this Lease Agreement, then Landlord may elect, by giving Tenant written notice no later than sixty (60) days following the expiration or termination of this Lease Agreement, to require Tenant, at its expense, to remove such alterations and restore the Demised Premises as specified in landlord's notice. If Tenant does not remove such alterations and restore the Demised Premises with ten (10) days after receipt of landlord's notice as aforesaid, Landlord may recover the costs of such removal and restoration from Tenant.

     9.04 All articles of personal property and all business and trade fixtures, private telephone systems and lines, furniture and movable partitions owned, leased, or installed by Tenant at its expense in the Demised Premises shall be and remain the property of Tenant and, subject to the provisions of
Section 9.01 hereof, may be removed by Tenant at any time, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal or by the original installation. Tenant shall remove all of the afore described property at the expiration or termination of this Lease Agreement, and Tenant shall, at its expense, repair any damage to the Building caused by such removal or by the original installation. If Tenant does not remove its property as aforesaid, not later than the date of expiration or termination of this Lease Agreement , such property shall be deemed abandoned and Landlord may, at its election, either retain such property as its own or remove and dispose of such property as it sees fit. If Landlord elects to remove and dispose of such property, Landlord may recover the costs of such removal and disposal from Tenant as additional Rent which shall be paid by Tenant within thirty (30) days after receipt of landlord's invoice therefor.

                                  ARTICLE 10

                          Damage to Tenant's Property

     10.01 Subject to the provisions of Section 12.06 of this Lease Agreement, unless the same shall be caused by the negligence or intentional misconduct of landlord, its officers, agents or employees, neither Landlord nor its officers, agents or employees shall be liable to Tenant for any loss or damage to personal property of Tenant located in the Demised Premises resulting from fire, explosion, steam, gas, electricity, water or moisture in or from any part of the Building, including its roof, walls, ceiling and floors, or from the pipes, appliances, or mechanical and electrical systems in the Building or from any other place or from nay other cause, whether or not similar to the foregoing causes.

     10.2 Tenant shall immediately notify Landlord verbally, and promptly thereafter in writing in the event of any damage to the Building, Demised premises or Tenant's property resulting from any fire, accident, occurrence or condition in, on or about the Demised Premises or the Building.

                                  ARTICLE 11

                            Personal Property Taxes

     11.01 Tenant shall be liable for and shall pay or reimburse Landlord for any taxes levied against or attributable to any of Tenant's personal property placed in the Demised Premises.


                                  ARTICLE 12

  Workers' Compensation and Casualty Insurance; Mutual Waiver of Subrogation

     12.01 landlord shall obtain and maintain in effect at all times during the term of this Lease Agreement an insurance policy covering all risks of direct physical loss or damage to the shell of the Building and to all alterations, installations, additions and improvements made to or within the Building at Landlord's cost and expense, to the extent of their full replacement value.

     12.02 Tenant, at Tenant's expense, shall obtain and maintain in effect at all times during the term of this Lease Agreement an insurance policy covering all risks of direct physical loss or damage to Tenant's personal property in, on or about the Demised Premises, and to all of Tenant's additions, replacement value.

     12.03 Tenant, at Tenant's expense, shall obtain and maintain in effect during the Term of this Lease Agreement, workers' compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the workers' compensation laws of the state in which the Demised Premises are located.

     12.04 The insurance policy required to be obtained and maintained by Tenant under Section 12.02 hereof (a) must be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry; (b) must provide that the policy may not be canceled unless landlord shall have received at least fifteen (15) days' prior written notice of cancellation, and
(c) must be issued by an insurance company with a Best's rating of B+XII or greater. The issuance of any such insurance policy shall not be deemed to limit or restrict in any way Tenant's liability or obligations arising under or out of this Lease Agreement.

     12.05 Tenant shall furnish Landlord with a certificate evidencing the insurance policy required to be obtained and maintained by Tenant under this Article prior to the Commencement Date and not later than thirty (30) days prior to expiration of any policy.

     12.06 Notwithstanding any other provision of this Lease Agreement, neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, or any resulting loss of income or additional expense, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, if such loss or damage is covered by insurance benefitting the party suffering such loss or damage or was required to be covered by insurance pursuant to this Article. If required to make the foregoing waiver of subrogation binding upon their respective insurance carriers, landlord and Tenant shall give notice to their respective insurance carriers that such mutual waiver of subrogation is contained in this Lease Agreement. Tenant agrees to cause all other occupants of the Demise Premises claiming by, under, or through Tenant to execute and deliver to Landlord such a waver of claims and to obtain such waiver of subrogation rights endorsements.


                                  ARTICLE 13

                  Compliance with Laws and Insurance Policies

     13.01 In connection with its use and occupancy of the Demised Premises and the common areas in and adjacent to the Building, Tenant, at its expense, shall promptly comply with all applicable present and future federal, state and local laws, ordinances and regulations and with all orders and rules of governmental authorities having jurisdiction, including, without limitation, compliance with any law, ordinance or regulation that requires alterations by Landlord or Tenant to the Demised Premises or the Building because of Tenant's particular and specific use of the same Tenant shall pay or reimburse Landlord for all costs, expenses, fines, penalties or damages which may be levied or imposed upon landlord by reason of Tenant's failure to comply with the provisions of this Section.

     13.02 Tenant shall not do, omit to do, or permit to be done any act or thing in, on or about the Demised Premises which will invalidate or be in conflict with any requirement, covenant or condition of any casualty insurance policy covering part or all of the Building or the fixtures and property therein, or which will subject landlord to any uninsured liability to any person for personal injury, death property damage.

     13.03 if, as a result of any actor or omission by Tenant, or the presence in the Demised Premises or the Building of any thing, equipment or improvements of Tenant, the premium rate for fire or other insurance applicable to the Building shall be increased to an amount higher than it otherwise would be, Tenant shall reimburse landlord for al increases of insurance premiums so caused. Such reimbursement shall be collectible as additional Rent which shall be paid by Tenant with thirty (30) days after receipt of Landlord's invoice thereof. If any increase in the Landlord's premium rate for fire or other insurance applicable to the Building is stated by landlord's insurance carrier or by the applicable Insurance Rating Bureau to be due to any act, omission, thing, equipment or improvements by or of Tenant, such statement shall be prima facie evidence that the increase in such rate is due to such act, omission, thing, equipment or improvements.

                                  ARTICLE 14

                                 Hold Harmless

     14.01 Tenant shall hold harmless and defend Landlord, its officers, agents and employees, at Tenant's sole cost with counsel reasonably satisfactory to landlord, from and against any and all claims, damages or causes of action for damages on account of any injury to or death of any person or any loss of or damage to property occurring in, on or about the Demised Premised at any time during the term of this Lease Agreement, provided such injury, death, loss or damage is not directly caused by the intentional misconduct or negligence of Landlord, its officers, agents or employees.

     14.02 Landlord shall hold harmless and defend Tenant, its officers, agents and employees, at landlord's sole cost with counsel reasonably satisfactory to Tenant, from and against and all claims, damages or causes of action for damages on account of any injury to or death of any person or any loss of or damage to property occurring during the term of this Lease Agreement that is directly caused by the intentional misconduct or negligence of Landlord, its officers, agents or employees.

     14.03 This Article 14 shall survive the expiration or termination of this Lease Agreement. Any subsequent attempt to change this section 14.03 must be in writing, signed by both Landlord and Tenant and expressly reference this section.

                                  ARTICLE 15

                              Liability Insurance

     15.01 Tenant, at Tenant's expense, shall obtain and maintain in effect at all times during the term of this lease Agreement a policy of commercial general liability insurance written on an occurrence basis (and not a "claims made" basis) with coverage for bodily injury, personal injury, death, property damage and contractual liability at least as broad as the current ISO Commercial General Liability policy, and a single combined limit of not less than Three Million Dollars ($3,000,000) in any one occurrence, insuring against all liability of Tenant, its agents and employees arising out of and in connection with Tenant's use, occupancy, or maintenance of the Demised Premises, and the performance by Tenant of the hold harmless provisions of Section 14.1 of this Lease Agreement. The policy shall be endorsed to name Landlord as additional insured. All liability policies maintained by Tenant will come (i) a cross liability and severability of interest provision that states Landlord and any other additional insureds, although named as an insured, will nevertheless be entitled to recover under such policies for any loss sustained by Landlord and such other additional insureds, its agents and employees as a result of acts or omissions of Tenant, and (ii) a breach of warranty provision which contains an agreement by the insurer that the policies will not be invalidated as they affect the interests of Landlord or any of Landlord's mortgages by reason of a breach or violation of warranties, representations, declarations or conditions contained in the policies. If Tenant's insurance covers more than one (1) location, Tenant's policy shall be endorsed to stipulate a "per location" limit of not less than the above amount which applies separately to the Demised Premises. Tenant's liability insurance may be provided by a combination of primary and umbrella coverage held by Tenant provided all such policies are at least as broad in scope as the primary commercial general liability policy required above. No insurance may provide for a deductible or self insured retention exceeding Ten Thousand Dollars ($10,000) without the prior written approval of Landlord, which approval will not be unreasonably withheld.

     15.02 The insurance policy required to be obtained and maintained by Tenant under Section 15.01 hereof: (a) must be written as primary policy coverage and not contributing with or in excess of any coverage which landlord may carry; (b) must provide that the policy may not be canceled unless Landlord shall have received at fifteen (15) days' prior written notice of cancellation; and (c) must be issued by an insurance company with a Best's Rating of B+XII or greater. Neither the issuance of any such insurance policy nor the minimum limits specified in Section 15.01 hereof shall be deemed to limit or restrict in any way Tenant's liability or obligations arising under or out of this Lease Agreement.

     15.03 Tenant shall furnish Landlord with a certificate evidencing the insurance policy required to be obtained and maintained by Tenant under this Article prior to the Commencement Date and not later than thirty (30) days prior to expiration of any policy.

                                  ARTICLE 16

                             Rules and Regulations

     16.01 Tenant and Tenant's employees and agents shall faithfully observe and strictly comply with the Rules and Regulations set forth in Exhibit "D" attached hereto and by this reference made a part hereof, and such reasonable amendments thereto and such other and further reasonable Rules and Regulations as Landlord may from time to time adopt. Landlord shall give Tenant prior written notice of any such amendments or additional Rules or Regulations. If there is a conflict between the Rules and Regulations and any of the provisions of this Lease Agreement, the provisions of this Lease agreement shall prevail. Nothing contained in this Lease Agreement shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents or invitees. However, if and to the extent Landlord does attempt to enforce the Rules and Regulations, it shall do so uniformly with respect to all of the tenants of the Building.

                                  ARTICLE 17

                     Landlord's Access to Demised Premises

     17.01 Landlord and its employees, contractors, agents and authorized representatives shall have the right to enter the Demised Premises at any time during emergencies and to do any necessary or required cleaning or maintenance, and upon reasonable advance notice at all reasonable times for the purpose of inspecting the condition of the Demised Premises or for any other lawful purpose.

     17.02 If, at any time during the last month of the term of this Lease Agreement or any extension term, Tenant shall have removed all of Tenant's property from the Demised Premises, including the business and trade fixtures, private telephone systems and lines, cabinetwork, furniture and movable partitions which may be removed by tenant pursuant to Section 9.04 hereof, Landlord may immediately enter and alter, renovate and decorate the Demised Premises, and such acts shall have no effect upon Tenant's remaining obligations under this Lease Agreement.

     17.03 If Tenant shall not be personally present to open and permit and entry into the Demised Premises at any time such an entry is permitted by this Article, Landlord or its employees, contractors, agents or authorized representatives may gain into the Demised Premises by use of a master key.

     17.04 Landlord shall endeavor to conduct its activities in the Demised Premises in a manner that will cause the least possible inconvenience, annoyance or disturbance to Tenant. However, Landlord shall not be liable in any manner for any inconvenience, annoyance, disturbance, loss of business, nuisance, or other damage arising out of Landlord's entry (or the entry by Landlord's employees, contractors, agents or authorized representatives) into the Demised Premises pursuant to this Article, except for damage caused by the intentional misconduct or negligence of Landlord, its employees, contractors, agents or authorized representatives during any such entry. No act taken by Landlord or its employees, contractors, agents or authorized representatives pursuant to this Article shall be considered to constitute an eviction of Tenant in whole or in part, and Tenant shall not be entitled to an abatement or reduction of Rent as a result of any such entry by Landlord.

                                  ARTICLE 18

                         Assignment, Subletting, etc.

     18.01 Tenant shall not assign, transfer, mortgage or encumber this Lease Agreement, or sublet the Demised Premises or any part thereof, or suffer or permit the Demised Premises or any part thereof to be used or occupied by any other person or entity (the employees and agents of Tenant excepted), without the prior written consent of Landlord in each instance, and in the case of an assignment or subletting, Landlord shall or may have the right to recapture the affected space in accordance with the provisions of Section 18.02 hereof. Landlord and Tenant acknowledge, consent and agree that the following is strictly prohibited: (i) any public advertising of the rate at which Tenant is willing to sublet the Demised Premises, and (ii) any assignment of less than all of the Demised Premises. Any request for such consent shall be in writing and shall be accompanied by a true copy of any offer to take an assignment or sublease which Tenant may have received; as well as a copy of the proposed assignment or sublease, if one has been prepared, and Tenant shall furnish to Landlord all information reasonably requested by Landlord with respect to the reputation and financial responsibility and standing of the proposed assignee or subtenant, and the nature of the business to be conducted by the proposed assignee or subtenant in the Demised Premises If Tenant is a partnership, a withdrawal or change (voluntary, involuntary, by operation of law or otherwise) of the partner or partners owning twenty-five percent (25%) or more of the partnership, or the dissolution of the partnership; or if Tenant consists of more than one person, as assignment or transfer (voluntary, involuntary, by operation of law or otherwise) from one such person to the other (s); or if Tenant is a corporation (other than a corporation the outstanding voting stock of which is listed on a "national securities exchange or traded "over the counter" as defined in the Securities Exchange Act of 1934), any dissolution, merger, consolidation or other reorganization of Tenant, or any change in the ownership (voluntary, involuntary, by operation of law or otherwise) of twenty-five (25%) or more of its capital stock from the ownership existing on the date of execution of this Lease Assignment or the sale of twenty-five percent (25%) or more of the value of its assets; shall be deemed an assignment prohibited hereunder unless the prior written consent of Landlord thereto has been obtained. Notwithstanding anything contained in this Lease Assignment to the contrary, Landlord shall not be obligated to entertain or consider any request by Tenant to consent to any proposed assignment, sublet or other prohibited transaction regarding all or any portion of the Demised Premises unless each request by Tenant is accompanied by a non-refundable fee payable to landlord in the amount of Five Hundred and No/100 Dollars ($500.00) to cover Landlord's administrative, legal and other costs and expenses incurred in processing each of Tenant's requests. Neither Tenant's payment nor Landlord's acceptance of the foregoing fee shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant's request.

     18.02 If Tenant requests Landlord's consent to (a) an assignment of the Lease Assignment, or (b) to a subletting with (i) covers more than fifty percent (50%) of the Rentable Area of the Demised Premises or (ii) is for a term that is greater than seventy-five percent (75%) of the period remaining in the term of this Lease Agreement as of the proposed effective date of the sublease, then landlord shall have the right to cancel the terminate this Lease Agreement with respect to the affected space by giving written notice to Tenant within thirty
(30) days after receipt from Tenant of such request and the documentation and information required to be furnished to Landlord in accordance with Section
18.01 hereof. If Landlord exercises such right, this Lease Agreement shall be canceled and terminated with respect to the affected space as of the proposed effective date of the assignment or subletting as set forth in Tenant's request, which date shall be not less than sixty (6)) days from the date Landlord receives Tenant's request and the documentation and information required to be furnished to Landlord in accordance with Section 18.01 hereof, and Tenant shall surrender possession of the affected space to Landlord on such date in accordance with the provisions of this Lease Agreement relating to the surrender of the Demised Premises upon the expiration or other termination of the term hereof. If the affected space constitutes less than the entire Demised Premises, Tenant, with reasonable promptness, and at its expense, shall construct such demising walls and make such other alterations as may be necessary to convert the affected space and the unaffected space into separate architectural units. And this Lease Agreement shall continue in full force and effect with respect to the unaffected space; except that the Monthly Base Rent Payable during the remainder of the initial term and during any extension terms, and the percentage
(s) set forth in Article 7 (Taxes and Operating costs Escalation) of this Lease Agreement, shall be reduced in proportion to the amount of space being deleted from the Demised Premises. Upon recapture by Landlord, landlord may, at its option, enter into a new lease covering all or a portion of the recaptured space with the intended assignee or subtenant , or others, on such terms as Landlord and the other party may agree upon, and Tenant shall not be entitled to any commission or any portion of the profit, if any, which Landlord may realize on account of such recapture and reletting.

     18.03 If within thirty (30) days of its receipt from Tenant of a request for Landlord's consent to a proposed assignment or subletting, together with the documentation and information required to delivered to landlord in accordance with Section 18.1 hereof, landlord does not respond in writing to Tenant's request by either requesting additional information, advising Tenant that it will not consent to the proposed assignment or subletting, or exercising its right to recapture the affected space as provided for in Section 18.02 hereof, if such Section applies, then Landlord shall be deemed to have given its consent to the proposed assignment or subletting. If Landlord does not exercise its right to recapture the affected spaces as provided for in Section 18.02 hereof, is such Section applies, then landlord's consent to Tenant's request to assign this Lease Agreement, or sublet the Demised Premises or any part thereof, shall not be unreasonably withheld, but shall be strictly conditioned upon Tenant and/or its assignee or subtenant, as the case may be, at its or their sole expense complying with any and all additional requirements of present or future laws which arise as a result of the assignment or subletting. However, that as a condition precedent to landlord's consent, Landlord may require any or all of the following.

     (a) Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the value of Landlord's interest under this Lease Agreement will not be diminished or reduced by such assignment or subletting. Such evidence shall include, but need not be limited to, evidence respecting the relevant business experience, reputation, financial responsibility and status of the proposed sublessee or assignee.

     (b) if such assignment or sublease provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including, without limitation, a premium rental for a sublease or a lump sum payment for an assignment) in excess of the Rent and other charges due Landlord under this Lease Agreement (or in the case of a subletting of less than all of the Demises Premises, in excess of the pro rata portion of the Rent and other charges allocable to the portion of the Demised Premises proposed to be sublet), Tenant shall pay to Landlord, as Additional Rent, after deducting the actual and reasonable costs expended by Tenant with respect to the assignment or subletting, including brokerage commissions and tenant improvements, fifty percent (50%) of said excess immediately upon receipt by Tenant of each installment of said excess consideration. Landlord shall have the right at any time upon prior notice to Tenant to audit and inspect the books, records, accounts and Federal Income Tax returns or Tenant to verify the amount of consideration due to Landlord hereunder.

     (c) The proposed subletting or assignment shall be evidenced by a written instrument in form and substance satisfactory to Landlord, executed by Tenant and the sublessee or assignee, and containing an undertaking by said sublessee or assignee to assume, be bound by and perform all of the terms, covenants and conditions of this Lease Agreement to be done, kept and performed by Tenant;

     (d) At the time of the proposed assignment or subletting, Tenant shall not be in default under this Lease Agreement in any respect; and

     (e) If Tenant proposes to sublet less than all of a space in a Demised Premises such portion of the space must have access to a fire corridor and be completely segregated from the remainder of the Demised Premises by improvements to be constructed at Tenant's or sublessee's expense and in accordance with
Article 9 of this Lease Agreement.

Tenant hereby agrees and acknowledges each and all of the above conditions for the granting by Landlord of its consent to any subletting of the Demised Premises or any assignment of this Lease Agreement are reasonable and Landlord's imposition of such conditions shall under no circumstances impair or limit Landlord's rights and remedies at law or in equity including, but not limited to, any rights and remedies under Section 1951.4 of the Civil Code of California or any related, successor or similar provision of law, or under Article 20 of this Lease Assignment.

     18.04 Neither the consent by Landlord to any assignment, transfer, mortgage, encumbrance, subletting or use by others, nor the collection or acceptance of Rent by Landlord from any such assignee, transferee, subtenant, or occupant shall relieve Tenant from further performance of the terms, conditions, covenants and obligations of this Lease Agreement, nor shall it relieve Tenant, its successors or assigns, or such assignees, transferees, subtenants or occupants, from the obligation to seek and obtain the prior written consent of Landlord to any further assignment, transfer, mortgage, encumbrance, subletting or use by others. In the event this Lease Agreement is assigned, transferred, mortgaged, or encumbered, or the Demised Premises are subleased or used by others as aforesaid, Landlord may consent to subsequent assignments, transfers, mortgages, encumbrances, subleases or used by others without notifying Tenant or its successors in interest and without obtaining the consent of Tenant or such successors.

     18.05 Tenant hereby irrevocably assigns to Landlord, as security for the performance of Tenant's obligations under this Lease Agreement, all Rent from any assignment or transfer of this Lease Agreement or any subletting of all or any portion of the Demised Premises, and agrees that in the event of any default by Tenant, Landlord may collect such Rent and apply it towards Tenant's obligations under this Lease Agreement. Tenant agrees to indemnify and defend Landlord against any and all liabilities which Landlord may incur as a result of said assignment or subletting by Tenant unless said liability is the direct result of Landlord's negligence.

     18.06 Landlord and its successors may freely sell, assign or otherwise transfer all or any portion of its interest under this Lease Agreement or in the Demised Premises or the Building, and in the event of any such sale, assignment or other transfer, the party originally executing this Lease Agreement as Landlord, and any successor of such party, shall, without further agreement between Landlord and Tenant or between Landlord and/or Tenant and the person who is the purchaser, assignee or other transferee of Landlord, be relieved of any and all of its obligations under this Lease Agreement thereafter accruing, and Tenant shall thereafter be bound to such purchaser, assignee or other transferee, as the case may be, with the same effect as though the latter had been the original Landlord hereunder, provided that the purchaser, assignee or other transferee assumes and agrees in writing to carry out all the obligations of Landlord hereunder.

Tenant agrees to look solely to Landlord's interest in the Building for satisfaction of any claim against Landlord hereunder and not to any other property or assets of Landlord.

                                  ARTICLE 19

                            Involuntary Assignment

     19.0 No interest of Tenant in or under this Lease Agreement shall be assignable by operation of law (including, without limitation, the transfer of this Lease Agreement by testacy or intestacy) or by involuntary assignment. Each of the following acts shall be considered an involuntary assignment.

     (a) the making by Tenant of an assignment for the benefit of creditors, or Tenant's petitioning for or entering into any arrangement with Tenant's creditors to settle, compound or extend the time for payment of an obligation of Tenant.

     (b) the filing by Tenant of any petition for the commencement of any case, proceeding or other action under Title 11 of the United States Code or any successor statute thereto, or any other insolvency, reorganization, moratorium or other statue for the relief of , or relating to, debtors, including, without limitation, the filing by Tenant of any petition under chapters 7, 11, 13 of the Bankruptcy Code;

     (c) the filing against Tenant of an involuntary petition for the commencement of any case, proceeding or other action under said Title 11, successor or other statute and the failure of Tenant to secure a dismissal thereof within ten (10) days thereafter;

     (d) the appointment of a trustee or a receiver with authority to take possession of the Demise Premises, and the failure of Tenant to secure a dismissal or removal thereof within ten (10) days thereafter;

     (e) the filing of a lien, recording of a judgement or issuance of a writ of attachment or execution against, or the seizure, purported seizure, execution or sale by or for any creditor of Tenant of Tenant's interest in this Lease Agreement or any other property whereby the Demised Premises shall be taken or occupied by someone other than tenant, and the failure of Tenant to secure a dismissal, release or removal thereof within ten (10) days thereafter.

     19.02 An assignment by operation of law or an involuntary assignment of any interest of Tenant in or under this Lease Agreement shall constitute a material default by Tenant, and Landlord shall have the right to pursue any or all of the remedies provided in Article 20 hereof, including without limitation, the right, pursuant to Section 20.02 (b) hereof, to terminate this Lease Agreement, in which case this Lease Agreement shall not be treated as an asset of Tenant.

                                  ARTICLE 20

                    Default by Tenant; Remedies of Landlord

     20.1 The occurrence of any one of the following shall constitute a default by Tenant under this Lease Agreement: (a) Tenant shall fail to pay any Rent or any other sum payable by Tenant hereunder when due, and such failure is not cured within three (3) days after Tenant receives written notice thereof from Landlord (provided, however, that the notice requirement contained in this subsection (a) is not in addition to any legal requirement that notice be given and may be satisfied by sending the notice required by any applicable law or statute including, but not limited to, Section 1161 of the California code of Civil Procedure); (b) Tenant shall attempt to assign, transfer, mortgage or encumber this Lease Agreement, or sublet the Demised Premises or any part thereof, or suffer or permit the Demised Premises or any part thereof to be used by others, in violation of Article 18 hereof; (c) there shall be an assignment by operation of law or an involuntary assignment (as defined in Section 19.01 hereof) of any interest of Tenant in or under this Lease Agreement, or (d) Tenant shall fail to perform or comply with any of the other covenants or conditions of this Lease Agreement, including the Rules and Regulations set forth in Exhibit "D," and such failure is not cured within thirty (30) days after Tenant receives written notice thereof from Landlord; provided, however, that if the failure to perform or comply cannot reasonably be cured within thirty (30) days, Tenant shall not be in default if Tenant commences to cure the failure to perform or comply within the thirty (30) days period and diligently and in good faith continues to cure the same thereafter. Notices given by Landlord to Tenant under this section shall specify the provision(s) of this Lease Agreement with which Tenant is not in compliance, and shall demand that Tenant pay the Rent or perform or comply with any other provision of this Lease Agreement, as the case may be, within the applicable period of time. No such notice shall be deemed a forfeiture or a termination of this Lease Agreement unless it specifically provides therefor.

     20.02 If Tenant commits a default under this Lease Agreement, Landlord shall have, in addition to any and all other rights and remedies which Landlord may have under this Lease Agreement or by law or in equity , the following remedies:

     (a) Landlord can continue this Lease Agreement in full force and effect, and it will continue in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord can reenter the Demised Premises, remove all of Tenant's property therefrom and store the same in a public warehouse or elsewhere at the expense of and for the account of Tenant, and relet the Demised Premises, or any part thereof, to third parties for Tenant's account. Tenant shall be immediately liable to Landlord for all costs Landlord incurs by reason of its reentry, protecting or caring for the Demised Premises, or reletting or endeavoring to relet the Demised Premises, including, without limitation, attorneys' fees, brokers' commissions, expenses of

MISS PAGE 24

     20.04 Tenant hereby waives all claims and demands against Landlord for damages or loss arising out of or in connection with any reentering and taking possession of the Premises as herein-above permitted in this Article, and waives all claims and demands for damages or loss arising out of or in connection with any destruction of or damage to the Demised Premises or for any loss of property belonging to Tenant or to any other person, firm or corporation which may be in or upon the Demised Premises at the time of such reentry, except such damages or loss are caused by the negligence or intentional misconduct of Landlord, its officers, agents or employees.

     20.05 The various rights, options, elections, powers and remedies of Landlord contained in this Article shall not be deemed to be exclusive; they are cumulative and in addition to any other remedies, rights or priorities contained elsewhere in this Lease Agreement or not or later allowed by law or in equity.

     20.06 (a) Both Landlord and Tenant shall each use commercially reasonable efforts to mitigate any damages resulting from a default of the other party under this Lease Agreement.

           (b) Landlord's obligation to mitigate damage after a death a default by Tenant under this Lease Agreement shall be satisfied in full if Landlord undertakes to lease the Demised Premises to a prospective tenant (a "Prospective Tenant[s]") in accordance with the following criteria:

           (i) Landlord shall have no obligation to solicit or entertain negotiations with any Prospective Tenants for the Demised Premises until Landlord obtains full and complete possession of the Demised Premised including, without limitation, the final and unappealable legal right to relet the Demised Premises free of any claim of Tenant

          (ii) Landlord shall not be obligated to offer the Demised Premises to a Prospective Tenant when other premises in the Building suitable for that prospective Tenant's use are (or soon will be) available.

          (iii) Landlord shall not be obligated to lese the Demised Premises to a Prospective Tenant for a rental less than the current fair market rental then prevailing for similar space in the Building (as determined by Landlord), nor shall Landlord be obligated to enter into a new lese under other terms and conditions that are unacceptable to landlord under Landlord's then current leasing policies for comparable space in the Building.

          (iv) Landlord shall not be obligated to enter into a lease with any Prospective Tenant whose use would:

                1.  Disrupt the tenant mix or balance of the Building.

                2. Violate any restriction, covenant, or requirement contained in the lease of another tenant in the Building.

                3.  Adversely affect the reputation of the Building.

                4. Be incompatible with the operation of the Building as a first class building.

          (v) Landlord shall not be obligated to enter into a lease with any Prospective Tenant which does not have, in landlord's reasonable opinion, sufficient financial resources or operating experience to operate the Demised Premises in a first class manner.

          (vi) Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Demised Premises suitable for use by a Prospective Tenant unless:

                1. Tenant pays any such sum to Landlord in advance of Landlord's execution of a substitute lease with such Prospective Tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant's default under this Lease Agreement); or

                2. Landlord, in Landlord's sole discretion, determines that any such expenditure is financially justified in connection with entering into a lease with the Prospective Tenant.

          (c) Upon compliance with the above criteria regarding the releasing of the Demised Premises after a default by Tenant, Landlord shall be deemed to have fully satisfied Landlord's obligation to mitigate damages under this Lease Agreement and under any applicable law or judicial ruling, and Tenant waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease Agreement, any defense, counterclaim, or rights of setoff or recoupment respecting the mitigation of damages by Landlord, unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of the foregoing sections.

          (d) Tenant's right to seek damages from landlord as a result of a default by

Landlord under this Lease Agreement shall be conditioned on Tenant (i) providing Landlord with written notice of any default which specifies in detail the nature of same and allowing Landlord thirty (30) days to cure or commence to cure same, and (ii) taking all actions reasonably required, under the circumstances, to minimize any loss or damage to Tenant's property or business, or to any of Tenant's officers, employees, agents, invitees, or other third parties that may be caused by such default of Landlord.

                                  ARTICLE 21

                   Landlord's Right to Cure Tenant's Default

     21.01 If Tenant shall default in the observance or performance of any covenant or condition on Tenant's part to be observed or performed under or in connection with this Lease Agreement, and shall not have cured such default within the time period specified in Section 20.01 of this Lease Agreement, Landlord may, but without obligation so to do, immediately or at any time thereafter perform the same for the account of Tenant, and if landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, all such sums paid or obligations incurred by Landlord, plus a markup or ten percent (10%) of the amount thereof to cover overhead and administrative costs incurred by Landlord in connection therewith, shall be collectible by Landlord as additional Rent, which shall be paid by Tenant within thirty (30) days after receipt of Landlord's invoice therefor.

                                  ARTICLE 22

                                   No Waiver

     22.01 No act or conduct of landlord, its employees, agents or representatives, including, without limitation, the acceptance of the keys to the Demised Premises, shall constitute an acceptance of the surrender of the Demised Premises by Tenant before the expiration of the term of this Lease Agreement. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Demised Premiss and accomplish a termination of this Lease Agreement.

     22.02 The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease Agreement shall not be deemed a waiver by landlord or Tenant of its right to such redress for a prior, concurrent or subsequent violation of the same or to subsequently insist upon strict performance of any other covenant or condition of this Lease Agreement. The receipt and acceptance by Landlord of Rent with knowledge of any preceding breach by Tenant of any covenant, term or condition of this Lease Agreement shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth in Exhibit "D" hereto or hereafter adopted against Tenant or any other tenant in the Building shall not be deemed a waiver of any said Rules and Regulations. No provision of this Lease Agreement and no default by Landlord or Tenant hereunder shall be deemed to have been waived by the other party unless such waiver is in writing and signed by the waiving party.

     22.03 No payment by Tenant or receipt and acceptance by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other right or remedy provided herein or at law or in equity.

                                  ARTICLE 23

                            Waiver of Trail by Jury

     23.01 Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease Agreement, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Demised Premises.

                                  ARTICLE 24

                              Litigation Expenses

     24.01 In the event any action, suit or proceeding is commenced under or in connection with this Lease Agreement, or for recovery of possession of the Demised premises, the losing party shall pay to the prevailing party, and the prevailing party shall be entitled to an award for, the reasonable amount of the attorneys's fees, court costs and other litigation expenses incurred by the prevailing party in connection with such action, suit or proceeding.

     MISS PAGE 28

     26.04 In the event Tenant, or Tenant's lender requests Landlord to waive
(i) any Landlord's lien against Tenant's personal property, or (ii) any rights of distraint for rent and execution against Tenant's personal property, Landlord will accommodate such request provided that Landlord's standard form of waiver is used and that any such request is accompanied by a non-refundable administrative fee in the amount of Two Hundred and Fifty and No/100 Dollars ($250.00) made payable to Landlord to cover Landlord's administrative and legal costs related thereto.

                                  ARTICLE 27

                       Damage by Fire or Other Casualty

     27.01 If the Demised Premises, the Building or any portion thereof shall be damaged by fire or other casualty, and if this Lese Agreement is not terminated as herein provided, Landlord shall proceed with reasonable diligence to repair the damage at its expense, except that any repairs made to Tenant's additions, improvements or other alterations to the Demised Premises, other than the additions, improvements and alterations constructed by Landlord at its expense pursuant to Article 2 hereof in preparation of the Demised Premises for Tenant's initial occupancy thereof, shall be made at the expense of Tenant, and the repair or replacement of any property which Tenant is entitled to remove pursuant to
Section 9.04 hereof shall be the responsibility and at the expense of Tenant. Tenant shall not be entitled to compensation or damages on account of annoyance or inconvenience arising out of the making of the repairs which Landlord is required to make pursuant to this Section.

     27.02 During such period as all or any portion of the Demised premises are rendered untenantable as a result of a fire or other casualty, the Rent shall be ratably abated (based on square footage of the area affected) until the Demised Premises shall be once again wholly tenantable. However, notwithstanding the foregoing, there shall be no abatement in Rent if such fire or other casualty shall have been caused by the gross negligence or intentional misconduct of Tenant or its officers, agents, employees or invitees. Furthermore, in no event shall there by any abatement in Rent for any time required for repairs to additions, improvements or other alterations which are to be made at the expense of Tenant, or to repair or replace any property which Tenant is entitled to remove pursuant to Section 9.04 hereof.

     27.03 If the Demised Premises, the Building or any portion thereof shall be damaged by fire or other casualty so as to render the Demised Premised wholly untenantable, and if such damage shall be so great that the Demised Premised, with the exercise of reasonable diligence, cannot be made fit for occupancy within one hundred eighty (180) days from the happening thereof, then either landlord or Tenant may elect to terminate this Lease Agreement effective as of the date of the occurrence of such damage by giving the other party written notice of such election within thirty (30) days after such date. If such damage occurs during the last year of the term of the Lease Agreement, including any extensions thereof, and if such damage shall be so great that the Demised Premises, with the exercise of reasonable diligence, cannot be made fit for occupancy within ninety (90) days of the happening thereof, then either Landlord or Tenant may elect to terminate this Lease Agreement effective as of the date of the occurrence of such damage by giving the other party written notice of such election within thirty (30) days after such date. In the event of any such termination, Tenant shall be given fifteen (15) days to remove its personal property from the Demised premises, after which Tenant shall surrender the Demised Premises to landlord and Landlord may reenter and take landlord and Tenant waive the provisions of any law that would dictate automatic termination or grant either of them an option to terminate in the event of damage or destruction.

     27.04 If the Building shall be damaged by fire or other casualty to the extent of thirty percent (30%) or more of the replacement cost thereof, whether or not the Demised Premises were rendered wholly untenantable by such damage, Landlord may elect to terminate this Lease Agreement by giving Tenant written notice of such election within thirty (30) days after the date of the occurrence of such damage. The effective date of such a termination shall be the date specified in such notice by Landlord, which date shall be not less than thirty
(30) nor more than sixty (60) days after the giving of such notice. Tenant shall surrender the Demises Premises to Landlord on or before the effective date of such a termination, after which date Landlord may reenter and take possession of the Demised Premises and remove Tenant an dits personal property therefrom.

     27.05 The determination of how long it will take, with the exercise of reasonable diligence, to make the Demised Premises fit for occupancy, or of whether or not the Building was damaged to the extent of thirty percent (30%) or more of the replacement cost thereof, shall be made at Landlord's expense by a reputable architect, contractor or other qualified consultant selected by Landlord and instructed to report its findings to Landlord and Tenant within twenty (20) days after the date of the occurrence of the damage.


                                  ARTICLE 28

                                Eminent Domain

     28.01 If the whole of the Demised Premises shall be taken by eminent domain or disposed of under threat of an impending taking eminent domain, by or to any public authority, this Lease Agreement shall cease and terminate one (1) day prior to the date legal title to the Demised Premises shall vest in such authority.

     28.02 If only a portion of the Demised Premises is so taken or disposed of, Tenant may, at its option, terminate this Lease Agreement by giving written notice thereof to landlord at any time prior to or within ten (10) days after the date legal title to that portion of the Demised Premises shall vest in the taking or acquiring authority, in which event this Lease Agreement shall cease and terminate one (1) day prior to the date legal title to that portion of the Demised premises shall vest in such authority. If the Demised Premises are located in the State of California, Landlord and Tenant each hereby waive the provisions of Section 1265.130 of the Code of Civil Procedure of California, which allows either party to a lease to petition the Superior Court to terminate the Lese in the event of a partial taking of the leased premises.

     28.03 If only a portion of the Demised Premises is so taken or disposed of and if Tenant does not exercise its option to terminate this Lease Agreement as provided for in Section 28.02 hereof, then, in such event: (a) this Lease Agreement shall continue in full force and effect as to the remaining portion of the Demised Premises; (b) landlord, with reasonable promptness, and at its expense, shall make such repairs and alterations to the Demised premises as are necessary to restore the same to an economic architectural unit, susceptible to the same type of use as that which was in effect immediately prior to the taking or disposition; and (c) the Base Rent and Monthly Base Rent payable during the remainder of the initial term and during any extension terms, and the percentage(s) set forth in Article 7 (Taxes and Operating Costs Escalation) of this Lease Agreement, shall be proportionately reduced, based on the ratio of the square footage of the Demised Premises after the taking or disposition to the square footage of the Demised Premises prior to the taking or disposition, as of the date legal title to that portion of the Demised Premises shall vest in the taking or acquiring authority.

     28.04 In any of the foregoing cases, Landlord shall be entitled to all compensation and awards arising out of or in connection with such taking or disposition, including any portion thereof attributable to the value of the leasehold estate, except that nothing herein contained shall be deemed to prevent Tenant from recovering from the taking or acquiring authority compensation for the taking of any personal property or fixtures belonging to it or for interruption or damage to its business or for moving or other expenses, to the extent of any of the same are compensable by law.

                                  ARTICLE 29

                            (Intentionally Omitted)

                                  ARTICLE 30

                      Surrender of premises; Holding over

     30.01 Tenant waives notice to quit possession of the Demised Premises at the expiration or termination of the term hereof. Upon the expiration or termination of the term hereof, Tenant shall: (a) quit and surrender the Demised Premises to Landlord, broom clean, in good order and condition, ordinary wear and tear excepted; (b) if and to the extent required by Landlord in accordance with Section 9.03 hereof, remove alterations and restore the Demised Premises; and (c) remove from the Demised Premises the personal property which it is required to remove pursuant to Section 9.04 hereof and repair any damage to the Building caused by such removal.

     30.02 If Tenant, with Landlord's written consent, remains in possession of the Demised Premises after the expiration or termination of the term hereof, this Lease Agreement shall be deemed to have been renewed on a month-to-month basis, terminable on thirty (30) days' notice given at any time by either party, and Tenant shall continue to pay to landlord for each month or portion (on a pro-rata basis) of a month that Tenant holds over, the Monthly Base Rent in effect for the month immediately preceding the expiration or other termination of the term hereof, plus all additional Rent which Tenant is required to pay under this Lease Agreement, and shall comply with all of the terms, covenants and conditions of this Lease Agreement throughout such renewal period.

     30.03 If Tenant, without Landlord's written consent, remains in possession of the Demised Premises after the expiration or termination of the term hereof, Tenant shall be deemed in default hereof and Tenant shall pay to Landlord, for each month or portion (on a pro-rata basis) of a month that Tenant holds over, one hundred fifty percent (150%) of the Monthly Base Rent in effect for the month immediately preceding the expiration or other termination of the term hereof, plus all additional Rent which Tenant is required to pay under this Lease Agreement, without regard to any caps or limits which may have been in place during the term hereof, and shall comply with all of the terms, covenants and conditions of this Lease Agreement through the time Tenant holds over. In addition, Tenant shall indemnify and hold harmless Landlord from and against all damages resulting from Tenant's failure to quit and surrender the Demised Premises at the expiration or termination of the term hereof, including, without limitation, claims made by a succeeding tenant. Any sufferance by Landlord of such a holding over by Tenant shall not constitute a renewal of this Lease Agreement, or the exercise of any option to extend or renew, and landlord may cause Tenant to be evicted at any time after the expiration or termination of the term hereof. Payments by Tenant and acceptance by Landlord of the above monies shall not be considered liquidated damages and Landlord shall be entitled to all legal or equitable damages allowed by law.

                                  ARTICLE 31

                                    Notices

     31.01 Any notice or communication which Landlord may desire or be required to give to Tenant shall be, sent by registered or certified mail, return receipt requested, or by Federal Express or any other nationally recognized overnight delivery service, addressed to Tenant prior to the Commencement Date at its address set forth in the introductory paragraph of this Lease Agreement, and after the Commencement Date at 140 S. Arrowhead Ave., San Bernardino CA 92408,
                               ----------------------------------------------
or at such other address as Tenant shall designate by written notice to Landlord. Any notice or communication which Tenant may desire or be required to give to Landlord shall be sent by registered or certified mail, return receipt requested, or by Federal Express or any other nationally recognized overnight delivery service, addressed to Landlord at its address set forth in the introductory paragraph of this Lease Agreement, with a coy to Landlord at its Management Office at 3633 Inland Empire Blvd., #920, Ontario, CA 91764, or such
                     -------------------------------------------------
other address or addresses as landlord shall designate by written notice to Tenant. All notices sent by mail shall be deemed given on the date the return receipt is signed or delivery rejected by the addressee. Notice sent by Federal Express or any other nationally recognized overnight delivery service shall be deemed to have been duly given one (1) business day after delivery to the service prior to its deadline for overnight delivery.

                                  ARTICLE 32

                        No Representations by Landlord


     32.01 Tenant acknowledges that neither Landlord nor any of Landlord's agents, representatives, officers or employees has made any representations or promises with respect to the Building or the Demised Premises except as herein expressly set forth, and that it has not executed this Lease Agreement in reliance upon any representations or promises of Landlord or Landlord's agents, representatives, officers or employee with respect to the Building or the Demised Premises except as herein expressly set forth. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Demised Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any improvements to the Demised Premises except s expressly provided in this Lease Agreement.

                                  ARTICLE 33

                                   Recording

     33.01 This Lease Agreement shall not be recorded.



                                  ARTICLE 34

                              Real Estate Brokers

     34.01 Landlord and Tenant acknowledge that Carol Plowman of Lee &
                                                ----------------------
Associates - Ontario, Inc., acting as a licensed real estate broker, was
--------------------------
instrumental in the consummation of this Lease Agreement. Landlord agrees to pay any commission that may be due said real estate broker. Landlord and Tenant each represent and warrant to teach other that it has not had any dealing with any other real estate broker or finder with respect to the subject matter of this Lease Agreement, and agree to hold each other harmless from and against any and all damages, costs and expenses resulting from any claim(s) for a brokerage commission or finder's fee that may be asserted against either of them by and other broker or finder with whom the other has dealt.

                                  ARTICLE 35

                               Name of Building

     35.01 Landlord shall have the right at any time and rom time to time during the term of the Lease Agreement, without liability to Tenant, to designate a name for the Building, or, if the Building already has a name, to change such name.


                                  ARTICLE 36

                        Relocation of Demised Premises

     36.01 Landlord reserves and is hereby granted the right, upon not less than seventy five (75) days written notice to Tenant, to relocate Tenant and to substitute as the Demised Premises hereunder other premises within the Building or other premises within another office building located within the Project; provided, however, that the substituted premises shall contain an area not less than the square footage contained in the originally leased premises, all without any increase in the Rent payable hereunder. Landlord agrees to pay the expenses, reasonably incurred by Tenant incidental to such substitution of premises, including, but not limited to, moving expenses, door lettering, and expenses in connection with change of telephone and stationery.

Landlord agrees to furnish the substitute Demised Premises with decoration and improvements similar to those in the originally leased premises.

                                  ARTICLE 37

                               Security Deposit

     37.01 Upon execution of this Lease Agreement, Tenant shall deposit with
Landlord the sum of      zero           and   00/100  Dollars ($ 0.00 ) as
                   ---------------------   ---------            ------
security for the full and faithful performance of every provision of this Lease Agreement to be performed by Tenant. If Tenant defaults with respect to any provisions of this Lease Agreement, including, but not limited to, the provisions relating to the payment of Rent, Landlord may (but shall not required to) use, apply or retain all or any part of this security deposit for the payment of any Rent or any other um in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss, cost or damage which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss, cost or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount, and Tenant's failure to do so shall be a breach of this Lease Agreement. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. Landlord's obligations with respect to the security deposit are those of a debtor and not a trustee. If Tenant is not in default at the expiration or termination of this Lease Agreement, the security deposit or any balance thereof shall be returned to Tenant within thirty (30) days following Tenant's vacation and surrender of the Demised Premises and performance of all of the covenants to be performed by Tenant hereunder, including, without limitation, the payment of taxes and operating costs escalation accruing through the expiration or termination date of this Lease Agreement. In the event Landlord sells, assigns or otherwise transfers all or any portion of its interest under this Lease Agreement or in the Demised Premises or the Building, Landlord may transfer said security deposit to the person who is the purchaser, assignee or other transferee of landlord, and upon such transfer Landlord shall be discharged from any further liability with respect to said security deposit.

                                  ARTICLE 38

                                 Miscellaneous


     38.01 Words of any gender used herein shall include any other gender, and singular words include the plural, and vice versa, and "person" includes persons, firms, and corporations and all other types of entities and organizations, unless in each case the sense otherwise requires. The term "Landlord" as used herein shall mean only the Owner of the Demised of the Demised

Premises at the relevant time.

     38.02 Tenant, at any time and from time to time, at the written request of Landlord, shall promptly execute, acknowledge and deliver to Landlord a certificate certifying (a) that this Lease Agreement is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (b) that there are not then existing any offsets or defenses against the enforcement of any provision of this Lease Agreement except as therein specified; (c) the amount of the Base Rent and the Monthly Base Rent; (d) the dates, if any, to which the Rent or other charges have been paid in advanced; and (e) the amount of any security deposit being held by Landlord. Any such certificate may be relied upon by a prospective purchaser, or Mortgagee (as defined in Section 26.03 hereof) of all or any portion of the Demised Premises, the Building or the Land.

     38.03 Time is of the essence of the notice requirements and the obligations of the parties under this Lease Agreement.

     38.04 If there are any covenants yet to be performed by Tenant as of the date of expiration or termination of the term hereof, including, without limitation, the payment of taxes and operating costs escalation and other Rent accruing under this Lease Agreement as of such date, such covenants shall survive the expiration or termination of the term hereof whether or not they are then known or determined.

     38.05 This Lease Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and any purported agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such purported agreements is in writing and signed by the party against whom enforcement is sought.

     38.06 if there is more than one Tenant, the obligations herein imposed on Tenant shall be joint and several.

     38.07 This Lease Agreement shall be governed and interpreted in accordance with the laws of the state in which the Demised Premises are located.

     38.08 The unenforceability, invalidity or illegality of any provision of this Lease Agreement shall not render the other provisions unenforceable, invalid or illegal.

     38.09 If Tenant is a corporation, limited liability corporation, limited liability partnership or other similar form of entity (the "Entity"), the individual executing this Lease Agreement on behalf of said Entity represents and warrants that he is fully authorized to execute and deliver this Agreement on behalf of said Entity, that the Entity is qualified to do business in the state where the Building is located, and that this Agreement, including but not limited to the indemnifications set forth herein from tenant to Landlord, are binding upon said Entity. If requested by Landlord, such individual shall deliver to Landlord upon execution of this Agreement a certified copy of the bylaws, agreement or other documents which formed, regulate and govern the Entity which sets forth the term for which the Entity shall remain in existence and which authorizes the individual executing this Agreement to do so on behalf of the Entity.

     38.10 Tenant, at any time and from time to time, at the written request of Landlord, shall furnish landlord with financial statements of Tenant in form and content reasonably satisfactory to Landlord.

     38.11 The covenants, conditions and agreements contained in this Lease Agreement shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease Agreement, their respective successors and assigns.

     38.12 The Article headings are inserted only as a matter of convenience and reference and in no way define, limit or describe the scope of any Article of this Lease Agreement nor the intent of any of its provisions.

     38.13 Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against Landlord merely because Landlord's counsel has prepared it.

     38.14 This Agreement may be executed in multiple counterparts each of which said executed counterparts shall be deemed an original for all purposes.

                                  ARTICLE 39

                              No Option to Lease

     39.01 The submission of this Lease Agreement to Tenant for examination does not constitute a reservation of or option for the Demised Premises. This Lease Agreement shall be effective and binding as a lease only upon execution and delivery thereof by both Landlord and Tenant.

                                  ARTICLE 40

                             Environmental Matters

     40.01 As used in this Article, "Hazardous Substance" means any pollutant, contaminant, toxic or hazardous waste, dangerous substance, potentially dangerous substance, noxious substance, toxic substance, flammable, explosive, radioactive material, urea formaldehyde foam insulation, asbestos, PCBs, or any other substances the removal of which is required, or the manufacture, production, generation, use, maintenance, disposal treatment, storage, transfer, handling or ownership of which is restricted, prohibited, regulated or penalized by any federal, state, county, or municipal statutes or law now or at any time hereafter in effect, including but not limited to, the comprehensive Environmental Response, compensation, and Liability Act (U.S.C.(S)(S) 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.(S)(S) 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.(S)(S) 6901 et seq.), the Federal

Water Pollution Control Act (33 U.S.C.(S)(S)1251 et seq.), the Clean Air Act (42 U.S.C.(S)(S) 74014 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C.(S)(S) 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C.(S)(S) 651 et seq.), as these laws have been amended or supplemented.

     40.02 Landlord shall not use, or knowingly permit others to use the Building or the Land or any part thereof for the production, generation, manufacture, treatment, transportation, storage or disposal of any Hazardous Substances, except in compliance with any and all applicable federal, state and local environmental laws, ordinances and regulations.

     40.03 Landlord shall indemnify, defend and hold harmless Tenant, its officers, agents and employees, from and against any and all claims, damages, expenses, penalties, liability and costs, resulting or arising from a breach of the covenant contained above.

     40.04 Tenant shall not use, or knowingly permit others to use the Demised Premises or any other part of the Building or the Land for the production, generation, manufacture, treatment, transportation, storage or disposal of any Hazardous Substance, except with the prior written consent of Landlord and in compliance with any and all applicable federal, state and local environmental laws, ordinances and regulations. Provided however, Tenant, without Landlord's prior written consent shall be allowed, (in strict compliance with all laws), to utilize ordinary quantities of Hazardous Substances customarily used in general office use and in compliance with the use of the Demised Premises allowed herein (i.e. cleaning supplies, copier toner and similar items). Tenant shall immediately notify Landlord in writing of (i) any release or discharge by Tenant or any other occupant of the Demised Premises (or alleged release or discharge) of a Hazardous Substance received by Tenant or any other occupant of the Demised Premises.

     40.05 Tenant shall indemnify, defend and hold harmless Landlord, its officers, agents and employees, from and against any and all claims, damages, expenses, penalties, liability and costs, resulting or arising from a breach of the covenant contained above.

     40.06 The provisions of this Article shall survive the expiration or termination of this Lease Agreement.

                                  ARTICLE 41

                                   Addendum

     41.01 The Addendum, if any, attached hereto is made an integral part of this Lease Agreement.

                          (Intentionally Left Blank)

     IN WITNESS WHEREOF, and intending to be legally bound hereby, Landlord has caused this Lease Agreement to be executed on its behalf by a duly authorized officer, and Tenant, if a corporation, has caused this Lease Agreement to be executed on its behalf by a duly authorized officer, or, if a limited liability corporation, has caused this Lease Agreement to be executed on its behalf by an authorized member or managing member, as applicable, or, if a partnership or limited liability partnership, has caused this Lease Agreement to be executed on its behalf by one or more of its duly authorized partners, or, if an individual, has hereunto set his hand, all as of the day and year first written above.

                                   Landlord:

                                   American Trading Real Estate
ATTEST:                            Company, Inc.

                                   ____________________________________

By:           /s/                  By:             /s/
   ----------------------------       ---------------------------------
   Jonathan E Newman, Assistant       Alan E. Kerry, President
   Secretary

                                   Tenant:

ATTEST/WITNESS                     Business Bank of California

                                   ____________________________________
                                               (Name of Tenant)

By:           /s/                  By:             /s/
   ----------------------------    ------------------------------------

                                   Name:-------------------------------

                                   Title:------------------------------

10. FLOOR COVERING: floors will be covered with Building Standard carpet glued to the finished floor or Armstrong Standard Excelon 12" X 12" vinyl composite tile. Building Standard carpet is Designweave 970 Windswept Classic 30 ounce nylon cut pile or Designweave 984 Caravan 26 ounce nylon loop pile. Base will be Burke Charcoal #642P 2-1/2" rubber base.

11. WINDOW COVERING: One inch narrow slat horizontal blinds will be installed on all exterior windows in a color and styles to be determined by Landlord.

12. LIGHTING: Light fixtures will be 2' X 4' or 2' X 2' Lithonia Paramaz Parabolic Troffer 3" deep louvers Model #2PM3N. All lighting will be controlled by Wattstopper motion sensors Model # WA-100 (wall motion), Model # W1050A (one way ceiling sensor with remote relay) or Model # W-2050A (2 way ceiling sensor, with remote relay). All lighting controls will be white in color.

13. ELECTRICAL OUTLETS: Wall-mounted 120 volt, 15amp, white colored, duplex outlets will be installed horizontally at a height of 15" above the finished floor.

14. TELEPHONE OUTLETS: Wall mounted white colored telephone outlets will be installed horizontally at a height of 15" above the finished floor.

15. TELEPHONE BACKGROUNDS: Telephone backboards will be 3/4" fire-treated plywood.

16. STANDARD HEATING AND COOLING: Heating, ventilation and air conditioning terminal units will be Trane electronic variable air volume boxes installed at a density of approximately one unit for each 1,000 square feet of the Demised Premises. Flexible ducting for each distribution duct run shall not exceed 6' in length and shall not be installed with more than one 90 dregree bend. Air diffusers will be 24" X 24" Krueger Series 6500 and retrun air grills will be 24" X 24" Krueger Series 1196A. Temperature sensors will be Trane white colored sensors Model # X13510609010.

17. SUPPLEMENTAL COOLING: Supplemental air conditioning will be separate self contained Data Air Model #DAMA air cooled units installed above the ceiling. Electrical consumption will be monitored by an Emon Model #20850 for 20 amp 120 or 208 volt circuits or Model #48050 for 30 amp 277 or 480 volt circuits.

18. SPRINKLERS: Sprinklers will be Reliable Model # F1 155 degree Fahrenheit semi-recessed chrome heads with chrome escutcheon cups installed in the center of the ceiling tiles in accordance with applicable Building Codes.

19. LIFE SAFETY EQUIPMENT: Speakers will be Wheelock MT24-LSM-VFR; fire alarm strobe lights will be Wheelock RSS-2415-WFR; manual pull stations will be Notifier NBG10; and area smoke detectors (Addressable - ION) will be Notifier CPX-751. All such equipment will be installed in accordance with applicable Building Codes.

20. SUITE ENTRY SIGNAGE: Suite entry signs adjacent to the main suite entry door will include the suite number and tenant's name only. The Building Standard tenant sign insert size is 8" X 12" with an AS graph code, SC/905 background color, silver C-34 imprint color and type code of Helvetica medium 1-1/4" for the suite number and Helvetica regular 3/4" for the tenant name. The frame size is 10-3/4" X 12" with US26D dull chrome finish.

21. INTERIOR GLASS: All interior glass with be 3/8" tempered in full height walls or 1/4" tempered in sidelights or partial walls installed in Western Integrated anodized extruded aluminum frames with black finish.

22. SLAB SAWCUTTING: if slab concrete saw cutting and patching is required to intercept existing utilities on the ground floor, exposed native soil shall be recompacted at no less than 90 percent and patched concrete shall be a minimum of 3,0000 psi reinforced with 12" long number 4 bar dowels, drilled and epoxied 6" into existing concrete at 24" on center.

23. CORE DRILLING: If core drilling is required, a dimensioned layout will be provided to Landlord for review and approval prior to commencing any core drilling and such work will be done at times specified by Landlord.

                                  EXHIBIT "C"

                            CLEANING SPECIFICATIONS

     General
     -------


     All linoleum, rubber, asphalt tile and other similar types of flooring (that may be waxed) to be swept.

     All carpeting and rugs to be carpet swept or vacuum cleaned.

     Hand dust and wipe clean clear portions of all furniture, fixtures and window sills.

     Empty and clean all waste receptacles and remove waste paper and waste materials.

     Empty and clean all ash trays and screen all sand urns.

     Dust interior of all waste disposal cans and baskets.

     Wash clean all water fountains and coolers.

     Hand dust all door and other ventilating louvers within reach.

     Dust all telephones.

     Lavatories
     ----------

     Sweep and wash all toilet room floors, using proper disinfectants.

     Scour, wash and disinfect all basins, bowls and urinals throughout all toilet rooms.

     Wash all toilet seats.

     Empty paper towel and wastepaper receptacles.

     Fill all toilet tissue, towel, soap, etc. dispensers.

     Empty sanitary disposal receptacles.






     6. Tenant and its agents, employees and invitees shall not do or permit to be done any cooking upon the Demised Premises, or any other part of the Building, without the prior written consent of the Landlord, except for microwave/toaster oven cooking and food warming associated with occasional catering functions.

     7. Tenant and its agents, employees and invitees shall not throw cigar or cigarette butts or other substances or litter of any kind in about the Building except in receptacles placed in it for that purpose.

     8. Tenant shall not use the Demised Premises for manufacturing, or store goods, wares or merchandise within the Demised Premises, or permit any auction to be conducted within or upon the Demised Premises, the Building, or the common areas adjacent to the Building.

     9. Articles of unusual size and weight will not be permitted in the Building. Furniture, equipment, safes, freight and bulky items shall be moved into and out of the Building only at such times an din such manner as landlord shall designate. Landlord shall have the right to limit or prescribe the weight, size and position of all safes and other heavy equipment to be brought into the Building. All damage to the Building caused by moving, installing or removing any furniture, equipment, safes, freight or other items or property of or for Tenant shall be repaired at Tenant's expense.

     10. Tenant shall not install or use any machinery or equipment in the Demised Premises which may cause any annoying or disturbing noise or jar or tremor to any of the floors or walls of the Building, or which by its weight might damage the floor of the Building upon which it is placed.

     11. The directory board is provided exclusively for the display of the name and location in the Building of each tenant, and Landlord reserves the right to exclude any other name therefrom and to make a charge for each and every name in addition to the name of Tenant placed on the directory board with the consent of the Landlord.

     12. The lavatories, toilets, urinals, washbowls and other plumbing fixtures available to Tenant and its agents, employees and invitees shall not be used for any purpose other than that for which they were designed, and no rubbish, rags, newspapers or other foreign substances shall be deposited therein. Any expense resulting from any misuse of the plumbing fixtures shall be borne by the tenant who, or whose agents, employees or invitees, shall have caused the same.

     13. Tenant shall not change the locks, or install new or additional locks, on the doors of the Demises Premises without the prior written consent of Landlord. At the termination of its tenancy, Tenant shall deliver to Landlord all keys to the Demised Premises, lavatories and other areas within the Building that were furnished to Tenant or that Tenant has had made.

     14. Tenant shall not mark, drive nails, screw or drill into, or in any way deface, the walls, floors, ceilings, partitions or any other part of the Demised Premises or the Building, other than to hang pictures or other objects commonly used for office decorations, without the prior written consent of Landlord.

     15. No signs, advertisements, antennae, objects, notices or lettering shall be exhibited, inscribed, painted or affixed on any part of the exterior, roof or common areas of the Building, or on any of the sidewalks, driveways, parking areas, grounds or other common areas adjacent to the Building, or on any part of the Demised Premises that is visible from outside the Demised Premises, without the prior written consent of the Landlord. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as an office building, and, upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

     16. All electric and telephone wiring shall be installed as directed by landlord, and boring or cutting of floors and partitions for wires or other purposes is not to be permitted except with the prior written consent of Landlord.

     17. Tenant shall not install any curtains, blinds, shades, screens, awnings or other form of inside or outside window covering, or window ventilators or similar devices, without the prior written consent of Landlord.

     18. Parking of vehicles on the Landlord's property is permitted only in areas designated by Landlord for that purpose. No trucks (other than vans and pickup trucks), motor homes, boats or trailers of any kind may be parked on landlord's property at any time, and no vehicles of any kind may be kept on Landlord's property overnight. The Landlord's property may not be used for the washing, maintenance or repair of vehicles.

     19. Tenant will not, without the consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Demised Premises, nor will Tenant do or permit the doing of anything in connection with Tenant's business or advertising that in the judgement of Landlord may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any relationship between Landlord and Tenant.

                                                                              INSERT TENANTS NAME
                                                                              -------------------
                           ADDENDUM/ADDITIONAL ARTICLE
                           ---------------------------
                                      INDEX
                                      -----
                                                                                         Page No.
                                                                                         --------
        #  NA           Introductory Paragraph                                           1  of  5
------    ----        ------------------------------------------------------------       -      -

Add     #  2B           Allowance for Tenant Improvement Work Done by Landlord           2  of  5
------    ----        ------------------------------------------------------------       -      -

Add     # 2F(ii)        Tenant Must Submit Space Plan                                    3  of  5
------   -------      ------------------------------------------------------------       -      -

Add     # 2G            Tenant Must Approve Plans and Specifications                     4  of  5
------   -----        ------------------------------------------------------------       -      -

Add     # 42            Options to Terminate                                             5  of  5
------   -----        ------------------------------------------------------------       -      -

        #
------   -----        ------------------------------------------------------------       -  of  -

        #
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        #
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        #
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

        #
------   -----        ------------------------------------------------------------       -  of  -

        #
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        #
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        #
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        #
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

     This addendum ("Addendum") is made a part of that certain Lease Agreement dated ________________, _________ ("Lease Agreement") by and between American
                                                                     --------
Trading Real Estate Company, Inc. (hereinafter referred to as "Landlord") and
---------------------------
______________ Business Bank of California (hereinafter referred to as
               ---------------------------
"Tenant"). All defined terms used herein shall have the same definition as in the Lease Agreement unless specifically defined herein.


                                                                   6/98 REVISION

                                 ADDENDUM #2B
                                 ------------
                    (ALLOWANCE FOR TENANT IMPROVEMENT WORK
                     -------------------------------------
                               DONE BY LANDLORD)
                               ----------------
     Article 2, Section 2.01 of the Lease Agreement shall be deleted in its entirety and replaced with the following:

          "2.01 (a) Landlord shall prepare or renovate the Demised Premises for Tenant's occupancy in accordance with the work letter attached hereto as Exhibit "B" ("Work Letter") and (if applicable) the space plan ("Space Plan") attached hereto as Exhibit "B-1," both of which are made a part hereof by reference and (if applicable) the Plans and Specifications (collectively the "Tenant Improvements"). Tenant hereby acknowledges and agrees that all monies actually expended by Landlord for such renovation work are deemed to be reasonably and efficiently expended by Landlord. The cost of all work up to a maximum of twenty
                                                                          ------
eight thousand six hundred eighty and 00/100 Dollars ($ 28,680.00 ) (the
---------------------------------     --                ---------
"Allowance")
shall be borne by Landlord.

                     (b) The Allowance shall be applied by Landlord against the costs of designing, planning and constructing the Tenant Improvements. In the event the costs incurred in connection with the design, planning and construction of the Tenant Improvements exceed the Allowance, Tenant shall be responsible for bearing and paying such excess costs (the "Excess Costs"), as follows:

               (i) Tenant shall pay to Landlord, prior to the commencement of construction of the Tenant Improvements, an amount equal to fifty percent (50%) of such Excess Costs (as then estimated by Landlord).

               (ii) After substantial completion of the Tenant Improvements but prior to occupancy of the Premises by Tenant, Tenant shall pay to Landlord an amount equal to ninety percent (90%) of the Excess costs (as then estimated by Landlord), less payments received by Landlord pursuant to Section 2.01(b)(i) above.

               (iii) As soon as the final accounting is prepared and submitted by Landlord to Tenant, Tenant shall pay to landlord the entire unpaid balance of the actual Excess Costs based on the final costs to Landlord within thirty (30) days after receipt of Landlord's invoice therefore.

               The excess Costs (if any) payable by Tenant under this Paragraph
               2.01 shall constitute Additional Rent due hereunder at the time specified herein, and failure to make any such payment when due shall constitute a default of Tenant under Article 20 herein.

                              (c) Except as otherwise provided above in this Paragraph 2.01, all installations and improvements now or hereafter placed on or in the Premises shall be for Tenant's account and at Tenant's cost."

                                                                   6/98 ADDITION
                                                                   -------------

                               ADDENDUM #2F(ii)
                               ----------------
                        (TENANT MUST SUBMIT SPACE PLAN)
                         -----------------------------
                               (Allowance Deal)
                               ----------------

The following shall be added to Article 2 of the Lease Agreement as follows:


         "2. 05 Space Plan. Not later than June 15, 1999, Tenant shall submit to
             -- ----------                 -------------
Landlord a space plan for the Demised Premises that: (a) is in conformity with all applicable building codes and ordinances; (b) in Landlord's reasonable opinion, does not create any aesthetic or other conflict with the design and function of the Building; and (c) has been approved by Tenant (the "Space Plan").

                           (Intentional Left Blank)

                                                                   6/98 ADDITION
                                                                   -------------

                                  ADDENDUM #2G
                                  ------------
                 (TENANT MUST APPROVE PLANS AND SPECIFICATIONS)
                  --------------------------------------------

The following shall be added to the Lease Agreement as Article 2, Section 2. 06:
                                                                             --

         "2. 06 In the event Landlord's architect prepare architectural,
             --
electrical and/or mechanical plans and specifications ("Plans and Specifications") based upon the Space Plan submitted and approved by Tenant (or to be submitted and approved by Tenant pursuant in this Lease Agreement), Tenant must approve or object to same as follows:

         (i) No later than three (3) days after Landlord has delivered the Plans and Specifications to Tenant, Tenant shall either approve the same in writing or, if Tenant has reasonable objections, thereto, deliver to Landlord a detailed written description of Tenant's objections.

         (ii) Thereafter, until such Plans and Specifications are approved, Tenant shall work diligently and in a reasonable, cooperative and good faith manner with Landlord and its architect or other agent to arrive at acceptable Plans and Specifications.

         (iii) Tenant shall respond in writing to all revisions to the Plans and Specifications within three (3) days after receiving them.

         (iv) if Tenant fails to Strictly abide by the time limits set forth herein or fails to act in a reasonable, cooperative and good faith manner as set forth above, it shall be deemed to be an act of Tenant Delay as defined in Article 3 of this Lease Agreement."

                           (Intentional Left Blank)











                                                                  12/96 REVISION
                                                                  --------------

                           ADDENDUM/ADDITIONAL ARTICLE
                           ---------------------------
                              (OPTION TO TERMINATE)
                               -------------------
                A-[Option to Terminate with Liquidated Damages]
                       [Terminates on Anniversary Date]

         The following Article (Option to Terminate) shall be added to and made a part of the Lease Agreement.

"ARTICLE  42
          --
Option to Terminate

         42.01 Provided Tenant is not in default under this Lease Agreement at
         --
any time from and including the day Tenant gives notice to Landlord as required below through the date of termination pursuant to this Article, Tenant shall have the option to terminate this Lease Agreement on the Third (3/rd/) Anniversary of the Commencement Date
                            -------------
("Termination Date") by: (a) giving Landlord written notice of termination pursuant to this Section; and (b) paying to Landlord, as liquidated damages for the early termination of this Lease Agreement, and amount equal to eighteen
                                                                   --------
thousand twelve and 40/100 Dollars ($ 18,012.40 ) plus the Additional Space
---------------     --                ---------
Liquidated Damages defined below (if applicable); no later than twelve (12) months prior to such anniversary of the Commencement Date.

         42.02 Time is agreed to be of the essence with respect to the above
         --
notice and all payment requirements, and any attempt by Tenant to terminate this Lease Agreement at a time or in a manner that is not in strict compliance with the foregoing requirements shall be null and void and of no effect unless Landlord waives the deficiency in writing. If Tenant elects to terminate in accordance with the foregoing, this Lease Agreement shall come to an end at 11:59 P.M., local time, on the day immediately preceding such anniversary of the Commencement Date, as if such date were the expiration date of this Lease Agreement.

         42.03 This Article and Tenant's Option to Terminate shall be personal
         --
to the original Tenant herein named Business Bank of California and shall be
                                    ---------------------------
immediately null and void and of no effect if such original Tenant assigns this Lease Agreement with or without Landlord's consent in accordance with Article 18 hereof.

         42.04 In the event that Tenant obtains any additional space
         --
("Additional Space") during the initial term of this Lease Agreement pursuant to an express provision of the Lease Agreement or otherwise, Tenant shall pay to Landlord additional space liquidated damages in addition to the liquidated
                                             -----------
damages expressly set forth above ("Additional Space Liquidated Damages") in an amount equal to the unamortized amount as of the Termination Date of the sum of the following costs related to the Additional Space:

         (i) All brokerage commissions and legal fees paid or incurred by Landlord in connect with said Additional Space, plus;
                                                         ----

         (ii) The costs of all tenant improvement work (and all architectural fees associated therewith) paid or incurred by landlord in connection with said Additional Space, plus;
                                     ----

         (iii) The dollar value of any rent concessions, including but not limited to any "free rent" provided in connection with said Additional Space.

         All of the foregoing costs shall be amortized on a straight line basis over the remaining initial term of this Lease Agreement. Tenant shall pay the Additional Space Liquidated Damages to Landlord concurrently with Tenant's written notice of termination pursuant to this Section."